Exhibit 10.31





                       $50,000,000 TERM LOAN FACILITY



                            TERM LOAN AGREEMENT

                                by and among

                              INTERPOOL, INC.

                             INTERPOOL LIMITED,

                          INTERPOOL FINANCE CORP.

                                    and

                           THE BANKS PARTY HERETO

                                    and

                               * , as Agent



                            Dated March 28, 1996

                           (subsequently amended)




* Confidential Treatment Requested

                             TABLE OF CONTENTS



1.  CERTAIN DEFINITIONS . . . . . . . . . . . . . . . . . . . . . . . .   1
      1.1   Certain Definitions . . . . . . . . . . . . . . . . . . . .   1
      1.2   Construction  . . . . . . . . . . . . . . . . . . . . . . .  13
      1.3   Accounting Principles . . . . . . . . . . . . . . . . . . .  14

2.  TERM LOANS  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
      2.1   Term Loans  . . . . . . . . . . . . . . . . . . . . . . . .  15
      2.2   Use of Proceeds . . . . . . . . . . . . . . . . . . . . . .  15
      2.3   Notes and Guaranties  . . . . . . . . . . . . . . . . . . .  15

3.  INTEREST RATES  . . . . . . . . . . . . . . . . . . . . . . . . . .  16
      3.1   Interest Rate Options . . . . . . . . . . . . . . . . . . .  16
      3.2   Euro-Rate Interest Periods  . . . . . . . . . . . . . . . .  16
      3.3   Interest After Default; Interest on Overdue Amount  . . . .  17
      3.4   Euro-Rate Unascertainable . . . . . . . . . . . . . . . . .  18
      3.5   Failure to Select Euro-Rate Option  . . . . . . . . . . . .  19

4.  PAYMENTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
      4.1   Principal Payment Schedule  . . . . . . . . . . . . . . . .  20
      4.2   Interest Payment Dates  . . . . . . . . . . . . . . . . . .  20
      4.3   Payments  . . . . . . . . . . . . . . . . . . . . . . . . .  20
      4.4   Pro Rata Treatment of Banks . . . . . . . . . . . . . . . .  20
      4.5   Prepayments . . . . . . . . . . . . . . . . . . . . . . . .  20
      4.6   Additional Compensation in Certain Circumstances  . . . . .  22
      4.7   Loan Accounts . . . . . . . . . . . . . . . . . . . . . . .  24
      4.8   Interpool's and Ltd.'s Assumption of Term Loans; Pledge
            of Equipment  . . . . . . . . . . . . . . . . . . . . . . .  24
      4.9   Termination of Collateral . . . . . . . . . . . . . . . . .  29
      4.10  Collateral  . . . . . . . . . . . . . . . . . . . . . . . .  31
      4.11  Sale/Leaseback Arrangements . . . . . . . . . . . . . . . .  31

5.  REPRESENTATIONS AND WARRANTIES OF BORROWERS . . . . . . . . . . . .  32
      5.1   Organization and Power  . . . . . . . . . . . . . . . . . .  32
      5.2   Trademarks, Licenses, etc.  . . . . . . . . . . . . . . . .  32
      5.3   Subsidiaries  . . . . . . . . . . . . . . . . . . . . . . .  32
      5.4   Business  . . . . . . . . . . . . . . . . . . . . . . . . .  32
      5.5   Financial Statements  . . . . . . . . . . . . . . . . . . .  32
      5.6   Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
      5.7   Litigation  . . . . . . . . . . . . . . . . . . . . . . . .  33

      5.8   Title, Liens  . . . . . . . . . . . . . . . . . . . . . . .  33
      5.9   Consent, Approval . . . . . . . . . . . . . . . . . . . . .  33
      5.10  Compliance with Other Instruments . . . . . . . . . . . . .  33
      5.11  Corporate Existence; Place of Business; Books and
            Records . . . . . . . . . . . . . . . . . . . . . . . . . .  34
      5.12  ERISA . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
      5.13  Capital Stock . . . . . . . . . . . . . . . . . . . . . . .  34
      5.14  Governmental Licenses . . . . . . . . . . . . . . . . . . .  34
      5.15  Event of Default  . . . . . . . . . . . . . . . . . . . . .  35
      5.16  Margin Securities . . . . . . . . . . . . . . . . . . . . .  35
      5.17  Use of Proceeds . . . . . . . . . . . . . . . . . . . . . .  35
      5.18  Liabilities; Business . . . . . . . . . . . . . . . . . . .  35
      5.19  Regulated Company . . . . . . . . . . . . . . . . . . . . .  35
      5.20  Disclosure  . . . . . . . . . . . . . . . . . . . . . . . .  35
      5.21  Foreign Assets Control Regulations  . . . . . . . . . . . .  36
      5.22  Leases  . . . . . . . . . . . . . . . . . . . . . . . . . .  36
      5.23  Financed Equipment  . . . . . . . . . . . . . . . . . . . .  36
      5.24  Insurance . . . . . . . . . . . . . . . . . . . . . . . . .  36
      5.25  No brokers', agent's or finders fees  . . . . . . . . . . .  36

6.  CONDITIONS OF CLOSING . . . . . . . . . . . . . . . . . . . . . . .  37
      6.1   Loan Documents  . . . . . . . . . . . . . . . . . . . . . .  37
      6.2   Legal Opinions  . . . . . . . . . . . . . . . . . . . . . .  37
      6.3   Representations and Warranties, No Default  . . . . . . . .  37
      6.4   Evidence of Title to Collateral, Absence of Liens on
            Collateral, Collateral Certificate  . . . . . . . . . . . .  37
      6.5   Corporate Proceedings and Documents . . . . . . . . . . . .  38
      6.6   Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
      6.7   UCC Financing Statements; Applications to Note Liens on
            Certificates of Title.  . . . . . . . . . . . . . . . . . .  39
      6.8   Loan Permitted By Applicable Laws . . . . . . . . . . . . .  39
      6.9   Participation in Term Loans by Other Banks  . . . . . . . .  39
      6.10  Other Documents . . . . . . . . . . . . . . . . . . . . . .  40
      6.11  Legal Matters . . . . . . . . . . . . . . . . . . . . . . .  40
      6.12  Expenses  . . . . . . . . . . . . . . . . . . . . . . . . .  40
      6.13  Compliance with This Agreement  . . . . . . . . . . . . . .  40
      6.14  Collateral Administration Agreement.  . . . . . . . . . . .  40

7.  COVENANTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
      7.1   Maintenance of Corporate Existence  . . . . . . . . . . . .  40
      7.2   Amendments  . . . . . . . . . . . . . . . . . . . . . . . .  41
      7.3   Compliance  . . . . . . . . . . . . . . . . . . . . . . . .  41
      7.4   Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
      7.5   Preservation of Assets  . . . . . . . . . . . . . . . . . .  41

      7.6   Insurance . . . . . . . . . . . . . . . . . . . . . . . . .  41
      7.7   Liens and pledges of shares in Restricted Subsidiaries  . .  42
      7.8   Litigation  . . . . . . . . . . . . . . . . . . . . . . . .  43
      7.9   Line of Business  . . . . . . . . . . . . . . . . . . . . .  43
      7.10  Chief Offices; Places of Business; Character of
            Collateral  . . . . . . . . . . . . . . . . . . . . . . . .  43
      7.11  Financial Statements  . . . . . . . . . . . . . . . . . . .  43
      7.12  Books and Records . . . . . . . . . . . . . . . . . . . . .  45
      7.13  Inspection  . . . . . . . . . . . . . . . . . . . . . . . .  45
      7.14  ERISA . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
      7.15  Use of Proceeds . . . . . . . . . . . . . . . . . . . . . .  46
      7.16  Further Assurances  . . . . . . . . . . . . . . . . . . . .  46
      7.17  Government Contracts  . . . . . . . . . . . . . . . . . . .  46
      7.18  Sell, Merge, Consolidate, etc.  . . . . . . . . . . . . . .  46
      7.19  Financial Covenants . . . . . . . . . . . . . . . . . . . .  47
      7.20  Payment of Obligations  . . . . . . . . . . . . . . . . . .  48
      7.21  Notice of Default . . . . . . . . . . . . . . . . . . . . .  49
      7.22  Lock Box  . . . . . . . . . . . . . . . . . . . . . . . . .  49
      7.23  Additional Costs  . . . . . . . . . . . . . . . . . . . . .  49
      7.24  Transactions with Related Parties . . . . . . . . . . . . .  50
      7.25  Permitted Investments . . . . . . . . . . . . . . . . . . .  50
      7.26  Leases  . . . . . . . . . . . . . . . . . . . . . . . . . .  50
      7.27  Maintenance of Collateral Value . . . . . . . . . . . . . .  50
      7.28  Lien on Cash Collateral . . . . . . . . . . . . . . . . . .  50
      7.29  Security Interest in Leases . . . . . . . . . . . . . . . .  50
      7.30  Collateral Administration Agreement . . . . . . . . . . . .  51

8.  DEFAULT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
      8.1   Occurrence of Event of Default  . . . . . . . . . . . . . .  52
      8.2   Action Upon Event of Default  . . . . . . . . . . . . . . .  53
      8.3   Authorized to Execute Bills of Sale . . . . . . . . . . . .  54
      8.4   Remedies Cumulative . . . . . . . . . . . . . . . . . . . .  55
      8.5   Discontinuance of Proceedings . . . . . . . . . . . . . . .  55
      8.6   Agreements with respect to Remedies and Defaults  . . . . .  55
      8.7   Waiver of Existing Defaults . . . . . . . . . . . . . . . .  55
      8.8   Rights of Banks to Receive Payment  . . . . . . . . . . . .  56

9.  THE AGENT . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  56
      9.1   Appointment . . . . . . . . . . . . . . . . . . . . . . . .  56
      9.2   Delegation of Duties  . . . . . . . . . . . . . . . . . . .  56
      9.3   Nature of Duties; Independent Credit Investigation  . . . .  56
      9.4   Actions in Discretion of Agent; Instructions from the
            Banks . . . . . . . . . . . . . . . . . . . . . . . . . . .  57
      9.5   Reimbursement and Indemnification of Agent by the
            Borrowers . . . . . . . . . . . . . . . . . . . . . . . . .  57
      9.6   Exculpatory Provisions  . . . . . . . . . . . . . . . . . .  58

      9.7   Reimbursement and Indemnification of Agent by Banks . . . .  58
      9.8   Reliance by Agent . . . . . . . . . . . . . . . . . . . . .  58
      9.9   Notice of Default . . . . . . . . . . . . . . . . . . . . .  59
      9.10  Banks in Their Individual Capacities  . . . . . . . . . . .  59
      9.11  Holders of Notes  . . . . . . . . . . . . . . . . . . . . .  59
      9.12  Equalization of Banks . . . . . . . . . . . . . . . . . . .  59
      9.13  Successor Agent . . . . . . . . . . . . . . . . . . . . . .  60
      9.14  Agent's Fee . . . . . . . . . . . . . . . . . . . . . . . .  60
      9.15  Availability of Funds . . . . . . . . . . . . . . . . . . .  60
      9.16  Calculations  . . . . . . . . . . . . . . . . . . . . . . .  60
      9.17  Beneficiaries . . . . . . . . . . . . . . . . . . . . . . .  61

10.  MISCELLANEOUS  . . . . . . . . . . . . . . . . . . . . . . . . . .  61
      10.1  Modifications, Amendments or Waivers  . . . . . . . . . . .  61
      10.2  No Implied Waivers; Cumulative Remedies; Writing
            Required  . . . . . . . . . . . . . . . . . . . . . . . . .  61
      10.3  Reimbursement and Indemnification of Banks by the
            Borrowers; Taxes  . . . . . . . . . . . . . . . . . . . . .  62
      10.4  Holidays  . . . . . . . . . . . . . . . . . . . . . . . . .  62
      10.5  Funding by Branch or Affiliate  . . . . . . . . . . . . . .  63
      10.6  Notices . . . . . . . . . . . . . . . . . . . . . . . . . .  63
      10.7  Severability  . . . . . . . . . . . . . . . . . . . . . . .  64
      10.8  Governing Law . . . . . . . . . . . . . . . . . . . . . . .  64
      10.9  Prior Understanding . . . . . . . . . . . . . . . . . . . .  64
      10.10 Duration; Survival  . . . . . . . . . . . . . . . . . . . .  64
      10.11 Successors and Assigns  . . . . . . . . . . . . . . . . . .  64
      10.12 Confidentiality . . . . . . . . . . . . . . . . . . . . . .  65
      10.13 Counterparts  . . . . . . . . . . . . . . . . . . . . . . .  65
      10.14 Agent's or Bank's Consent . . . . . . . . . . . . . . . . .  66
      10.15 Exceptions  . . . . . . . . . . . . . . . . . . . . . . . .  66
      10.16 CONSENT TO FORUM; WAIVER OF JURY TRIAL  . . . . . . . . . .  66
      10.17 Tax Withholding Clause  . . . . . . . . . . . . . . . . . .  66

                       LIST OF SCHEDULES AND EXHIBITS



SCHEDULES

SCHEDULE  1    -   Banks Schedule
SCHEDULE  3    -   Names and Addresses of any Wiring Instructions for Agent
SCHEDULE  4.1  -   Principal Amortization Schedule
SCHEDULE  5.1  -   Borrowers' Jurisdictions of Incorporation; Other
                   Jurisdictions Where the Borrowers are Qualified to do
                   Business; Chief Executive Offices of the Borrowers;
                   Locations of Borrowers' Books and Records; Subsidiaries
                   of the Borrowers; and Capital Stock of the Borrowers
SCHEDULE  5.5  -   Indebtedness of the Borrowers
SCHEDULE  7.29  -   Stamp Language
         (x)(i)
SCHEDULE  7.29   -       Form of Notice regarding delivery of Leases
        (x)(ii)
SCHEDULE  7.29   -       Form of Notice regarding delivery of Leases
       (x)(iii)
SCHEDULE  15(a)  -       Forms of Lease
SCHEDULE  15(b)  -       Forms of Direct Finance Lease


EXHIBITS

    EXHIBIT A  - Form of Term Note
    EXHIBIT B  - Form of Collateral Certificate
    EXHIBIT C  - Form of Guaranty
    EXHIBIT D  - Form of Security Agreement
    EXHIBIT E  - Form of Assignment and Assumption Agreement
    EXHIBIT F  - Form of Bank Assignment and Assumption Agreement
    EXHIBIT G  - Form of Railcars Security Agreement
    EXHIBIT H  - Form of Officer's Certificate
    EXHIBIT I  - Form of Cash Collateral Agreement
    EXHIBIT J  - Collateral Administration Agreement
    EXHIBIT K  - Form of Joinder to Collateral Administration Agreement

                            TERM LOAN AGREEMENT


          THIS TERM LOAN AGREEMENT is dated March 28, 1996 and is made by and among INTERPOOL, INC., a Delaware corporation ("Interpool"), INTERPOOL LIMITED, a Barbados corporation ("Ltd.") and INTERPOOL FINANCE CORP., a Cayman Islands corporation ("Corp." and together with Interpool and Ltd., each a "Borrower" and collectively, the "Borrowers"), the BANKS (as hereinafter defined) and * , in its capacity as agent for the Banks under this Agreement (hereinafter referred to in such capacity as the "Agent").

                              W I T N E S S E T H:
                              - - - - - - - - - -

          WHEREAS, the Borrowers have requested the Banks to provide a term loan facility to the Borrowers in an aggregate principal amount of $50,000,000; and

          WHEREAS, the term loan facility shall be used to retire outstanding indebtedness of the Borrowers, to acquire Equipment and Direct Finance Leases (each as defined herein) and for the Borrowers' general corporate purposes; and

          WHEREAS, the Banks are willing to provide such term loan facility upon the terms and conditions hereinafter set forth.

          NOW, THEREFORE, the parties hereto, in consideration of their mutual covenants and agreements hereinafter set forth and intending to be legally bound hereby, covenant and agree as follows:


                             1.  CERTAIN DEFINITIONS

     1.1  Certain Definitions.
          -------------------

          In addition to words and terms defined elsewhere in this Agreement, the following words and terms shall have the following meanings, respectively, unless the context hereof clearly requires otherwise:

          Affiliate of any Person shall mean any other Person which directly or
          ---------
indirectly controls, or is controlled by, or is under a common control with, such Person, including, without limitation, Related Parties.

          Agent shall mean * , as agent under this Agreement and the Loan
          -----
Documents, exclusive of the Collateral Administration Agreement, and shall include * in its capacity as Collateral Agent and its successors and assigns in such capacity.

          Agent's Fee shall have the meaning assigned to that term in Section
          -----------
9.14.





* Confidential Treatment Requested

          Agreement shall mean this Term Loan Agreement, as the same may be
          ---------
supplemented or amended from time to time, including all schedules and exhibits.

          Approved Investments shall apply only to Cash Collateral and shall
          --------------------
mean (i) purchases of obligations of the United States Government and its agencies, U.S. dollar denominated obligations of the Canadian Government, and those "obligations of supranationals," which includes government issued securities and World Bank securities, that are rated at least "AAA" by Standard & Poor's or Moody's, all such purchases having maturities of 397 days or less,
(ii) purchases of prime commercial paper rated A1/P1 or higher by Standard & Poor's or Moody's maturing in 397 days or less and (iii) money market or mutual funds which adhere to Regulation 2a-7 under the Securities Act and invest in the obligations or commercial paper referred to in clauses (i) or (ii) of this paragraph, provided that the Banks can, in their judgment, obtain a perfected lien in such investments under the laws of the United States or any political subdivision thereof.

          Assignment and Assumption Agreement shall mean an Assignment and
          -----------------------------------
Assumption Agreement by and among a Purchasing Bank, the Transferor Bank and the Agent, substantially in the form of Exhibit E.
                                    ---------

          Banks shall mean the financial institutions named on Schedule 1 and
          -----                                                ----------
their respective successors and assigns as permitted hereunder, each of which is referred to herein as a Bank.
                        ----

          Base Rate shall mean the greater of (i) the interest rate per annum
          ---------
announced from time to time by the Agent at its Principal Office as its then prime rate, which rate may not be the lowest rate then being charged commercial borrowers by the Agent, or (ii) the Federal Funds Effective Rate plus 1/2 % per annum.

          Base Rate Option shall mean the option of the Borrowers to have Term
          ----------------
Loans bear interest at the rate and under the terms and conditions set forth in
Section 3.1(b)(i).

          Borrower(s) shall have the meaning set forth in the introductory
          -----------
paragraph hereof.

          Borrowing Tranche shall mean specified portions of Term Loans
          -----------------
outstanding as follows: (i) any Term Loans to which a Euro-Rate Option applies which become subject to the same Interest Rate Option under the request to select, convert to or renew a Euro-Rate Option in accordance with Section 3.2
                                                                  -----------
hereof by a Borrower and which have the same Interest Period shall constitute one Borrowing Tranche, and (ii) all Term Loans to which a Base Rate Option applies shall constitute one Borrowing Tranche.

          Business Day shall mean any day other than a Saturday or Sunday or a
          ------------
legal holiday on which commercial banks are authorized or required to be closed for business in Philadelphia, Pennsylvania .

          Cash Collateral shall mean:
          ---------------

            (i) all bank accounts in the name of the Collateral Agent as agent for the ratable benefit of the Banks, all funds held therein and all certificates and instruments representing or evidencing such bank accounts which are maintained by the Collateral Agent;

           (ii) all Approved Investments made from time to time in accordance with the provisions of this Agreement and the applicable Loan Documents which are properly perfected and pledged to the Collateral Agent;

          (iii) all interest, dividends and other property from time to time received, receivable or otherwise distributed in respect of any amounts on deposit in any of the accounts or the Approved Investments described in subparagraphs (i) or (ii) above; and

           (iv)     all proceeds of any or all of the foregoing.

          Cash Collateral Agreement shall mean the Cash Collateral Agreement
          -------------------------
substantially in the form of Exhibit I hereto between the Collateral Agent and
                             ---------
one or more of the Borrowers in respect of Cash Collateral, as the same may be amended, supplemented or modified from time to time.

          Chassis shall mean wheeled steel frames used to carry containers over
          -------
the road.

          Chief Offices shall mean, for each Borrower, those offices listed on
          -------------
Schedule 5.1 attached hereto.
- ------------

          Claims shall have the meaning set forth in Section 7.8 hereof.
          ------

          Closing shall mean the execution and delivery of the Loan Documents,
          -------
which shall take place at the offices of Rogers & Wells, 200 Park Avenue, New York, New York, commencing at 10:00 a.m., New York time, on the Closing Date.

          Closing Date shall mean the date of this Agreement.
          ------------

          Code shall have the meaning set forth in Section 5.12 hereof.
          ----

          Collateral shall mean all Equipment, Leases, Direct Finance Leases and
          ----------
other property subject to the Lien of the Collateral Documents, including, without limitation, insurance policies as required pursuant to Section 7.6.


          Collateral Administration Agent shall mean First Security Bank of
          -------------------------------
Utah, National Association, not in its individual capacity but solely as agent under the Collateral Administration Agreement, and its successor thereunder.


          Collateral Administration Agreement shall mean the Collateral
          -----------------------------------
Administration Agreement dated as of July 25, 1995 among the collateral administration agent named therein, the Borrowers, and each of the other secured financial institutions from time to time party thereto, including the Collateral Agent, as the same may be amended, supplemented or modified from time to time, substantially in the form of Exhibit
                                                                         -------
J hereto.
- -

          Collateral Agent shall mean * , not in its individual capacity but
          ----------------
solely as collateral agent under the Collateral Documents and its successor in such capacity.

          Collateral Certificate shall mean the Collateral Value certificate,
          ----------------------
substantially in the form of Exhibit B hereto.
                             ---------

          Collateral Documents shall mean the Security Agreements, together with
          --------------------
any Security Agreement Supplements, the Railcars Security Agreements, together with any Railcars Security Agreement Supplements, the Cash Collateral Agreement and the Guaranties.

          Collateral Value shall mean with respect to Collateral (excluding any
          ----------------
Collateral which has suffered an Equipment Collateral Loss) of each Borrower (including a Borrower for whose benefit Collateral is added or designated pursuant to Section 4.8): (a) in respect of Containers and Trailers pledged to the Collateral Agent, the cost basis of the individual Containers and Trailers less depreciation of $56.67 per $1,000 of the cost of the Containers and Trailers per year of age calculated on a straight line basis over a fifteen (15) year life until their estimated salvage value of 15% of cost basis is reached as reflected on the books and records of a Borrower, in accordance with GAAP,
(b) with respect to Chassis pledged to the Collateral Agent, the depreciated calculated value using a depreciable basis of $6,800 per Chassis, less annual depreciation of $240 per Chassis per year of age, and calculated on a straight line basis over a twenty (20) year life until a floor value of no less than $2,000 per Chassis is reached, (c) with respect to Railcars pledged to the Collateral Agent, the cost basis of the individual Railcar less depreciation on a straight line basis over their estimated useful life until their estimated salvage value is reached, as reflected on the books and records of a Borrower in accordance with GAAP, (d) with respect to Direct Finance Leases pledged to the Collateral Agent, such Direct Finance Leases at their Unamortized Portion and
(e) with respect to Cash Collateral pledged to the Collateral Agent, the Cash Collateral shall have the value ascribed to it in the Cash Collateral Agreement or as is otherwise agreed between the Banks and the Borrowers.

          Commitment shall mean as to any Bank at any time, the amount set forth
          ----------
opposite its name on Schedule 1 in the column labeled "Amount of Commitment For
                     ----------
Term Loans" and thereafter on Schedule I to the most recent Assignment and Assumption Agreement, and Commitments shall mean the aggregate of the
                          -----------
Commitments of all of the Banks.

          Containers shall mean any of various types of inter-modal dry cargo
          ----------
containers, each in 20, 40 or 48 foot lengths and having a configuration suitable for shipping cargo or bulk material whereby the contents can be handled in transit as a unit, aboard ship, for road transport on chassis, or for railroad transport.



* Confidential Treatment Requested

          Control shall mean the possession, directly or indirectly, of the
          -------
power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

          Controlled Group shall have the meaning as defined in the Code.
          ----------------

          * Lien shall have the meaning set forth in Section 6.4(c) hereof.
          ------

          Corp. shall mean Interpool Finance Corp., a Cayman Islands
          -----
corporation.

          Default shall mean an event or condition which, with the passage of
          -------
time or with the giving of notice, or both, would constitute an Event of Default.

          Depreciation shall be determined in accordance with GAAP.
          ------------

          Direct Finance Leases shall mean for purposes of determining
          ---------------------
Collateral Value under this Agreement and the other Loan Documents, leases which have been classified as direct finance leases in the financial statements of Interpool and its consolidated Subsidiaries in accordance with GAAP, but only to the extent they relate to equipment which is included in the Collateral. For all other purposes of this Agreement and the other Loan Documents, Direct Finance Leases shall mean leases which have been classified as direct finance leases in the financial statements of Interpool and its consolidated Subsidiaries in accordance with GAAP and leases which are construed as leases intended as security in accordance with New York UCC Section 1-201(37), as such section may be revised, amended or supplemented from time to time, and which are leases or similar agreements or arrangements with respect to equipment which is of the same type as Equipment, but only to the extent that they relate to equipment which is included in the Collateral, and all extensions, substitutions and modifications thereto, and only to the extent that they either (a) are in the form of one of the forms of lease contained in Schedule 15(b) hereto or
(b) vary from any of such forms only in respects that, individually or collectively, do not (i) cause such leases to provide other than that the lessees thereunder are generally required to pay and perform all obligations in respect of the equipment covered thereby, (ii) prohibit the assignment thereof by the lessor, (iii) provide for or permit setoffs or defenses by the lessee or
(iv) provide for any obligations of lessor other than to provide for quiet enjoyment to the lessee absent a default thereunder.

          Dollar, Dollars, U.S. Dollars and the symbol $ shall mean lawful money
          -----------------------------                -
of the United States of America.

          Earnings Available for Fixed Charges shall mean the sum of Fixed
          ------------------------------------
Charges plus Net Earnings before income taxes.

          Equipment shall mean Containers, Trailers, Chassis and Railcars,
          ---------
excluding those subject to Direct Finance Leases.



* Confidential Treatment Requested

          Equipment Collateral Loss shall mean the occurrence, to the knowledge
          -------------------------
of any of the Borrowers, of actual total or constructive total loss of any item or items of equipment which are a part of the Collateral.

          ERISA shall have the meaning set forth in Section 5.12 hereof.
          -----

          Euro-Rate shall mean with respect to the Term Loans comprising any
          ---------
Borrowing Tranche to which the Euro-Rate Option applies for any Interest Period, the interest rate per annum determined by the Agent by dividing (the resulting quotient rounded upward to the nearest 1/1000 of 1% per annum) (i) the rate of interest determined by the Agent in accordance with its usual procedures (which determination shall be conclusive absent manifest error) to be the average of the London interbank offered rates set forth on page three thousand seven hundred fifty (3750) of the Telerate Rate Reporting System (or a comparable replacement determined by the Agent) at approximately 11:00 a.m. London time two
(2) Business Days prior to the first day of such Interest Period for an amount comparable to such Borrowing Tranche and having a borrowing date and a maturity comparable to such Interest Period by (ii) a number equal to 1.00 minus the Euro-Rate Reserve Percentage. The Euro-Rate may also be expressed by the following formula:

                     Average of London interbank offered rates on page 3750

          Euro-Rate =     of the Telerate Rate Reporting System or appropriate
                         -----------------------------------------------------
successor
- ----------
                                    1.00   Euro-Rate Reserve Percentage

The Euro-Rate shall be adjusted with respect to any Euro-Rate Option outstanding on the effective date of any change in the Euro-Rate Reserve Percentage as of such effective date. The Agent shall give prompt notice to the Borrowers of the Euro-Rate as determined or adjusted in accordance herewith, which determination shall be conclusive, absent manifest error.

          Euro-Rate Interest Period shall have the meaning assigned thereto in
          -------------------------
Section 3.2 hereof.

          Euro-Rate Option shall mean the option of the Borrowers to have Term
          ----------------
Loans bear interest at the rate and under the terms and conditions set forth in
Section 3.1(b)(ii).

          Euro-Rate Reserve Percentage shall mean the maximum percentage
          ----------------------------
(expressed as a decimal rounded upward to the nearest 1/1000 of 1%) as determined by the Agent which is in effect during any relevant period, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the reserve requirements (including supplemental, marginal and emergency reserve requirements) with respect to eurocurrency funding (currently referred to as "Eurocurrency Liabilities") of a member bank in such System.

          Event of Default shall mean any of the events specified in Section
          ----------------
8.1, provided there has been satisfied any requirement in connection with such event for the giving of notice, or the lapse of time, or the happening of any further condition, event or act.

          Federal Funds Effective Rate for any day shall mean the rate per annum
          ----------------------------
(based on a year of 360 days and actual days elapsed and rounded upward to the nearest 1/1000 of 1%) announced by the Federal Reserve Bank of New York (or any successor) on such day as being the weighted average of the rates on overnight Federal funds transactions arranged by Federal funds brokers on the previous trading day, as computed and announced by such Federal Reserve Bank (or any successor) in substantially the same manner as such Federal Reserve Bank computes and announces the weighted average it refers to as the "Federal Funds Effective Rate" as of the date of this Agreement; provided, if such Federal
                                                  --------
Reserve Bank (or its successor) does not announce such rate on any day, the "Federal Funds Effective Rate" for such day shall be the Federal Funds Effective Rate for the last day of which such rate was announced.

          Financed Equipment shall mean all Equipment now owned or hereafter
          ------------------
acquired by any of the Borrowers which is included in the Collateral pursuant to this Agreement.

          Fixed Charges shall mean the sum of interest expense (including
          -------------
capitalized interest, if any), lease rentals on Long-Term Leases and the interest component of capitalized leases.

          Funded Debt shall mean all indebtedness for money borrowed with
          -----------
recourse to Interpool and its Restricted Subsidiaries, including purchase money mortgages, leases capitalized in accordance with Statement 13 of the Financial Accounting Standards Board and conditional sales contracts and similar title retention debt instruments (excluding any current maturities of such indebtedness) which by its terms matures more than one year from the date of any calculation thereof and/or which is renewable or extendible under any revolving or similar agreement. The calculation of Funded Debt shall include all Funded Debt of Interpool and its Restricted Subsidiaries, plus any Funded Debt of another Person, other than a Restricted Subsidiary, which has been guaranteed by Interpool or its Restricted Subsidiaries. Funded Debt shall exclude all Indebt-edness of Interpool or any of its Restricted Subsidiaries which is non-recourse to Interpool or any of its Restricted Subsidiaries, as the case may be.

          Funding Date shall mean April 11, 1996.
          ------------

          GAAP shall mean generally accepted accounting principles as are in
          ----
effect from time to time, subject to the provisions of Section 1.3, and applied on a consistent basis both as to classification of items and amounts .

          Guaranties shall mean the Guaranties by each of the Guarantors in
          ----------
favor of each Bank, substantially in the form of Exhibit C.
                                                 ---------

          Guarantor shall mean Interpool, Ltd. or Corp.
          ---------

          Interest Period shall mean Euro-Rate Interest Period, as defined in
          ---------------
Section 3.2 hereof.

          Interest Rate Election shall have the meaning set forth in Section
          ----------------------
3.1(c) hereof.

          Interest Rate Option shall mean any Euro-Rate Option or Base Rate
          --------------------
Option.

          Interpool shall mean Interpool, Inc., a Delaware corporation.
          ---------

          Investment Company Act of 1940 shall mean the Investment Company Act
          ------------------------------
of 1940, as amended.

          Investors shall have the meaning assigned to such term in Section 4.10
          ---------
hereof.

          Joinder Agreement shall mean a joinder agreement entered into by the
          -----------------
Collateral Administration Agent, the Borrowers and each of the other financial institutions from time to time party thereto, substantially in the form of Exhibit K hereto.
- ---------

          Law shall mean any law (including common law), constitution, statute,
          ---
treaty, regulation, rule, ordinance, opinion, release, ruling, order, injunction, writ, decree or award of any Official Body.

          Leases shall mean all leases or similar agreements or arrangements
          ------
with respect to the Financed Equipment, but only to the extent that they relate to the Financed Equipment, and all extensions, substitutions and modifications thereto, and only to the extent that they either (a) are in the form of one of the forms of lease contained in Schedule 15(a) hereto or (b) vary from any of such forms only in respects that, individually or collectively, do not (i) cause such leases to provide other than that the lessees thereunder are generally required to pay and perform all obligations in respect of the Financed Equipment covered thereby, (ii) prohibit the assignment thereof by the lessor, (iii) provide for or permit setoffs or defenses by the lessee or (iv) provide for any obligations of lessor other than to provide for quiet enjoyment to the lessee absent a default thereunder.

          Liens shall mean all mortgages, liens, judicial liens, encumbrances,
          -----
security interests, charges, pledges, hypothecations, assignments, conditional sale or other title retention agreements and the like, relating to any real or personal property interest of any Borrower, whether legal or equitable.

          Loan Documents shall mean this Agreement, the Notes, the Collateral
          --------------
Administration Agreement and the Collateral Documents and any other instruments, certificates or documents delivered or contemplated to be delivered hereunder or thereunder or in connection herewith or therewith, as the same may be supplemented or amended from time to time in accordance herewith or therewith, and Loan Document shall mean any of the Loan Documents.
    -------------

          Long-Term Leases shall mean minimum lease rentals of non-capitalized
          ----------------
leases whereunder Interpool or any Restricted Subsidiary is the lessee with an initial term in excess of three years, excluding leases of office equipment and
                                       ---------
motor vehicles used in the ordinary course of business.

          Ltd. shall mean Interpool Limited., a Barbados Corporation.
          ----

          Margin Stock shall have the meaning as defined in Regulation U.
          ------------

          month, with respect to an Interest Period under the Euro-Rate Option,
          -----
shall mean the interval between the days in consecutive calendar months numerically corresponding to the first day of such Interest Period. If any Euro-Rate Interest Period begins on a day of a calendar month for which there is no numerically corresponding day in the month in which such Interest Period is to end, the final month of such Interest Period shall be deemed to end on the last Business Day of such final month.

          Moody's shall mean Moody's Investors Services, Inc.
          -------

          Net Earnings shall mean the consolidated net income before
          ------------
extraordinary items of Interpool and its Restricted Subsidiaries for any period, determined in conformity with GAAP applied on a basis consistent with those applied in preparing Interpool's audited annual reports.

          Notes shall mean collectively and Note shall mean separately all the
          -----                             ----
Notes of the Borrowers in the form of Exhibit A evidencing the Term Loans
                                      ---------
together with all amendments, extensions, renewals, replacements, refinancings or refundings thereof in whole or in part.

          notices shall have the meaning assigned to that term in Section 10.6.
          -------

          Obligations shall mean (i) any and all indebtedness, obligations,
          -----------
liabilities and agreements of any kind and nature of the Borrowers pursuant to this Agreement, the Notes or any other Loan Document to or with any of the Banks, or of any guarantor of any of such Borrowers' indebtedness, obligations, liabilities and agreements, now existing or hereafter arising, and now or hereafter incurred, whether in the form of loans, guarantees, interest, charges, expenses, fees (including, without limitation, attorneys' fees) or otherwise, direct or indirect, (including, without limitation, any participation or interest of any of the Banks in any such Borrowers' indebtedness) acquired outright, conditionally or as collateral security from another, absolute or contingent, joint and/or several, liquidated or unliquidated, due or not due, contractual or tortious, secured or unsecured, arising by operation of law or otherwise, whether incurred by the Borrowers as principal, surety, endorser, guarantor, accommodation party or otherwise; (ii) all other sums and charges to be paid to the Banks pursuant to this Agreement; and (iii) all interest and late charges on any of the foregoing.

          Officer's Certificate shall mean a certificate signed by the
          ---------------------
President, any Vice President, the Treasurer or an Assistant Treasurer and, in the case of a commercial bank or trust company, by any other officer customarily performing the functions similar to those performed by the Persons who at the time shall be such officers, or to whom any corporate trust matter is referred because of his knowledge of and familiarity with the particular subject.

          Official Body shall mean any national, federal, state, local or other
          -------------
government or political subdivision or any agency, authority, bureau, central bank, commission, department or instrumentality of either, or any court, tribunal, grand jury or arbitrator, in each case whether foreign or domestic.

          PBGC shall mean the Pension Benefit Guaranty Corporation or any Person
          ----
succeeding to the functions thereof.

          Permitted Liens shall mean:
          ---------------

            (i) Liens for Taxes not yet delinquent or which are being contested in good faith by appropriate proceedings and the enforcement of which has been stayed (and for the payment of which adequate reserves are provided);

           (ii) carriers', seamen's, stevedores', wharfinger's, warehousemen's, mechanics', suppliers', materialmen's, repairmen's or other like Liens arising in the ordinary course of business and relating to amounts not yet due or which shall not have been overdue for a period of more than sixty (60) days or which are being contested in good faith by appropriate proceedings or for the payment of which adequate reserves have been provided;

          (iii) leases, lease agreements, and other contracts entered into in the ordinary course of business providing for the leasing, sale or exchange of Equipment owned by a Borrower;

           (iv) deposits and other forms of security given to any governmental agency or body created or approved by law or governmental regulation as a condition to the transaction of business or the exercise of any privilege, franchise or license;

            (v) deposits and other forms of security in connection with worker's compensation, unemployment insurance and other social security legislation; and

           (vi) deposits and other forms of security to secure the performance of bids, trade contracts (other than for borrowed money), leases, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business.

          Person shall mean any individual, corporation, partnership,
          ------
association, joint-stock company, limited liability company or partnership, trust, unincorporated organization, joint venture, government or political subdivision or agency thereof, or any other entity.

          Plan shall mean any plan subject to the minimum funding requirements
          ----
of Section 412 of the Code.

          * Bank shall mean * , its successors and assigns.
          ------

          Principal Office shall mean the main banking office of the Agent in
          ----------------
Philadelphia, Pennsylvania.

          Principal Payment Date shall mean the date specified in Section 4.1
          ----------------------
hereof.





* Confidential Treatment Requested

          Pro-Forma Fixed Charges for any period shall mean the aggregate amount
          -----------------------
of Fixed Charges as adjusted to reflect an increase or decrease in Funded Debt for such period.

          Purchasing Bank shall mean a Bank which becomes a party to this
          ---------------
Agreement by executing an Assignment and Assumption Agreement.

          Railcars shall mean steel wheeled vehicles for use on railroad tracks.
          --------

          Railcars Security Agreement shall mean the Railcars Security Agreement
          ---------------------------
between the Collateral Agent and Interpool in respect of the Railcars (as the same may be amended, supplemented or modified from time to time), substantially in the form of Exhibit G.
               ---------

          Railcars Security Agreement Supplement shall mean any Supplement to
          --------------------------------------
the Railcars Security Agreement between the Collateral Agent and Interpool substantially in the form of Annex A to Exhibit G.
                                        ---------

          Ratable Share shall mean the proportion that a Bank's Commitment bears
          -------------
to the Commitments of all of the Banks.

          Regulation U shall mean Regulation U, T, G or X as promulgated by the
          ------------
Board of Governors of the Federal Reserve System, as amended from time to time.

          Related Party shall mean the following:  The Ivy Group, Radcliff
          -------------
Group, Princeton Intermodal Equipment Trust I, Eurochassis L.P., three New Jersey limited partnerships called Microtech Three, Microtech Four and Microtech Five, Princeton International Properties, Inc., Martom Associates, and 211 College Road Associates, a New Jersey general partnership and any other Affiliates of Interpool or its Restricted Subsidiaries.

          Reportable Event means a reportable event described in Section 4043 of
          ----------------
ERISA and regulations thereunder with respect to a Plan or Multiemployer Plan.

          Required Banks, as of a particular date of determination, shall mean
          --------------
(i) prior to the Funding Date, Banks having Commitments equal to at least 60% of the aggregate principal amount of the Commitments and (ii) on and after the Funding Date, Banks holding at least 60% of the aggregate outstanding principal amount of the Term Loans.

          Required Collateral Ratio of a Borrower, as of the date of
          -------------------------
determination, shall mean the ratio determined by dividing (i) the Collateral Value of the specific Collateral of such Borrower listed in the Collateral Certificate delivered prior to the Closing pursuant to Section 6.4(e) of this Agreement as of such date of determination (regardless of whether or not, as of such date, such items of Collateral are still subject to the Lien of the Collateral Documents) by (ii) the scheduled outstanding principal balance, as of such date of determination, of the Term Loans of such Borrower determined solely by reference to Schedule 4.1 (regardless of whether or not, as of such date, such amount is the actual outstanding principal amount of such Term Loans).

          Responsible Officer shall mean, with respect to the subject matter of
          -------------------
any covenant, agreement or obligation of any Person contained in any Loan Document, the President, or any Vice President, Treasurer, Assistant Treasurer or other officer thereof, who in the normal performance of his or her operational responsibility would have knowledge of such matters and the requirements with respect thereto.

          Restricted Payments shall mean cash dividends, redemption of capital
          -------------------
stock and investments in Unrestricted Subsidiaries.

          Restricted Subsidiary shall mean any Subsidiary which has not been
          ---------------------
designated as an Unrestricted Subsidiary, provided that (i) Ltd. shall be a Restricted Subsidiary unless and until (a) it shall be fully released from all its Obligations (other that its representations, warranties and indemnities) upon Interpool's and or Corp.'s assumption of all such Obligations pursuant to
Section 4.8(a) and 4.8(c) hereof, or (b) its Term Loans and all its other Obligations shall have been paid in full, provided further that Ltd. may not be
                                          ----------------
designated as an Unrestricted Subsidiary if a Default or an Event of Default shall have occurred and be continuing or would result from Ltd. being designated as an Unrestricted Subsidiary and (ii) Corp. shall be a Restricted Subsidiary unless and until (a) it shall be fully released from all its Obligations (other than its representations, warranties and indemnities) upon Interpool's and/or Ltd.'s assumption of all such Obligations pursuant to Sections 4.8(a) and 4.8(b) hereof, or (b) its Term Loans and all its other Obligations shall have been paid in full, provided further that Corp. may not be designated as an Unrestricted
         ----------------
Subsidiary if a Default or an Event of Default shall have occurred and be continuing or would result from Corp. being designated as an Unrestricted Subsidiary.

          Securities Act shall mean the Securities Act of 1933, as amended.
          --------------

          Security Agreement(s) shall mean each of the Security Agreements
          ---------------------
between the Collateral Agent and a Borrower in respect of the Collateral, excluding the Railcars, as the same may be amended, supplemented or modified from time to time, substantially in the form of Exhibit D.
                                                ---------

          Security Agreement Supplement(s) shall have the meaning set forth in
          --------------------------------
the Security Agreement.
          Standard & Poor's shall mean Standard & Poor's Ratings Group, a
          -----------------
division of McGraw Hill, Inc.

          Subsidiary shall mean any Person (other than an individual) with
          ----------
respect to which Interpool or any one or more of its Subsidiaries has Control.

          Tangible Net Worth shall mean stockholders' equity as set forth on a
          ------------------
consolidated balance sheet for Interpool and its Restricted Subsidiaries, reduced by all items of goodwill and other intangible assets (other than deferred charges).

          Taxes shall have the meaning set forth in Section 7.23(a) hereof.
          -----

          Telerate Rate Reporting System shall mean the computerized rate
          ------------------------------
reporting system of the same name.

          Term Loans shall mean collectively and Term Loan shall mean separately
          ----------                             ---------
all loans or any loan made by the Banks to the Borrowers pursuant to Section
2.1.

          Trac shall mean Trac Lease, Inc., a Delaware corporation.
          ----

          Trailers shall mean general purpose, 45 foot length standard piggyback
          --------
trailers.

          Transferor Bank shall mean the selling Bank pursuant to an Assignment
          ---------------
and Assumption Agreement.

          UCC shall mean the Uniform Commercial Code as enacted in any state of
          ---
the United States or in the District of Columbia or the United States Virgin Islands insofar as any such statute, as in effect from time to time, may be relevant to the creation, perfection continuation and enforcement of Liens on Collateral.

          Unamortized Portion shall mean for each Direct Finance Lease, the
          -------------------
amount equal to the lesser of 100% of the equipment cost of the equipment subject to such Direct Finance Lease or 95% of the net present value of all remaining lease payments as of the date such calculation is made, where such lease payments are present valued at an interest rate of 6.23% per annum.

          Unrestricted Subsidiary shall mean any Subsidiary which is designated
          -----------------------
by Interpool as an Unrestricted Subsidiary. Unrestricted Subsidiaries shall not be restricted by the provisions of this Agreement applicable to Restricted Subsidiaries, and the debt, other liabilities, earnings and assets of the Unrestricted Subsidiaries will not be consolidated with those of Interpool and its Restricted Subsidiaries in calculating consolidated Net Earnings, Tangible Net Worth and Funded Debt.

     1.2  Construction.
          ------------

          Unless the context of this Agreement otherwise clearly requires, the following rules of construction shall apply to this Agreement and each of the other Loan Documents:

          (a) references to the plural include the singular, the plural, the part and the whole; "or" has the inclusive meaning represented by the phrase "and/or," and "including" has the meaning represented by the phrase "including without limitation";

          (b) references to "determination" of or by the Agent or the Banks shall be deemed to include good faith estimates by the Agent or the Banks (in the case of quantitative determinations) and good faith beliefs by the Agent or the Banks (in the case of qualitative determinations) and such determination shall be conclusive, absent manifest error;

          (c) the words "hereof," "herein," "hereunder," "hereto" and similar terms in this Agreement or any other Loan Document refer to this Agreement or such other Loan Document as a whole and not to any particular provision of this Agreement or such other Loan Document;

          (d) the section and other headings contained in this Agreement or such other Loan Document and the Table of Contents (if any), preceding this Agreement or such other Loan Document are for reference purposes only and shall not control or affect the construction of this Agreement or such other Loan Document or the interpretation thereof in any respect;

          (e) article, section, subsection, clause, schedule and exhibit references are to this Agreement or other Loan Document, as the case may be, unless otherwise specified;

          (f) reference to any Person includes such Person's successors and assigns but, if applicable, only if such successors and assigns are permitted by this Agreement or other Loan Document, as the case may be, and reference to a Person in a particular capacity excludes such Person in any other capacity;

          (g) reference to any agreement (including this Agreement and any other Loan Document together with the schedules and exhibits hereto or thereto), document or instrument means such agreement, document or instrument as amended, modified, replaced, substituted for, superseded or restated;

          (h) relative to the determination of any period of time, "from" means "from and including," "to" means "to but excluding" and "through" means "through and including"; and

          (i) references to "shall" and "will" are intended to have the same meaning.

     1.3  Accounting Principles.
          ---------------------

          Except as otherwise provided in this Agreement, all computations and determinations as to accounting or financial matters and all financial statements to be delivered pursuant to this Agreement shall be made and prepared in accordance with GAAP (including principles of consolidation where appropriate), and all accounting or financial terms shall have the meanings ascribed to such terms by GAAP and, except as otherwise provided herein to the contrary, financial statements and reports shall be presented on a consolidated basis.

                                 2.  TERM LOANS

     2.1  Term Loans.  Subject to the terms and conditions hereof and relying
          ----------
upon the representations and warranties herein set forth, each of the Banks severally agrees to make a term loan on the Funding Date (the "Term Loan" of such Bank) to the Borrowers in the principal amount set forth opposite its name on Schedule 1. The obligations of each Bank hereunder are several. The failure
   ----------
of any Bank to perform its obligations hereunder shall not affect the obligations of any or all of the Borrowers, or any other Bank, to any other party nor shall any or all of the Borrowers, or any other Bank, be liable for the failure of such Bank to perform its obligations hereunder.

     2.2  Use of Proceeds.  The Borrowers shall use the entire proceeds of the
          ---------------
Term Loans (i) to retire outstanding indebtedness, (ii) to acquire Equipment and Direct Finance Leases and/or (iii) for the Borrowers' general corporate purposes.

     2.3  Notes and Guaranties.  The obligation of each of the Borrowers to
          --------------------
repay the Term Loan made to it by each Bank, together with interest thereon, shall be evidenced by a promissory note of such Borrower dated the Funding Date in substantially the form attached hereto as Exhibit A, payable to the order of
                                             ---------
each Bank in a principal amount equal to the Term Loan of such Bank. Interpool will execute and deliver an irrevocable guarantee (in the form of Exhibit C and
                                                                  ---------
as described below) to each Bank and the Agent guaranteeing full and timely repayment of the Term Loans made to Ltd. and Corp. and all other obligations of Ltd. and Corp. under this Agreement and the other Loan Documents. Ltd. will execute and deliver an irrevocable guarantee (in the form of Exhibit C and as
                                                             ---------
described below) to each Bank and the Agent guaranteeing full and timely payment and performance of the Term Loans made to Corp. and all other obligations of Corp. under this Agreement and the other Loan Documents. Corp. will execute and deliver an irrevocable guarantee (in the form of Exhibit D and as described
                                                 ---------
below) to each Bank and the Agent guaranteeing full and timely payment and performance of the Term Loans made to Ltd. and all other obligations of Ltd. under this Agreement and the other Loan Documents.

                               3.  INTEREST RATES

     3.1  Interest Rate Options.
          ---------------------

          (a)  Selection of Interest Rate Options.  The Borrowers shall pay
               ----------------------------------
interest in respect of the outstanding unpaid principal amount of the Term Loans as selected by them from the Base Rate Option or Euro-Rate Option set forth in
Section 3.1(b) below applicable to the Term Loans; it being understood that, subject to the provisions of this Agreement, any Borrower may select different Interest Rate Options and different Euro-Rate Interest Periods to apply simultaneously to the Term Loans comprising different Borrowing Tranches and may convert to or renew one or more Interest Rate Options with respect to all or any of the Term Loans comprising any Borrowing Tranche; provided that there shall not be at any one time more than five (5) Borrowing Tranches outstanding in the aggregate for all Term Loans outstanding. If at any time the designated rate applicable to any Term Loan made by any Bank exceeds such Bank's highest lawful rate, the rate of interest on such Bank's Term Loan shall be limited to such Bank's highest lawful rate.

          (b)  Term Loan Interest Rate Options.  Each Borrower shall have the
               -------------------------------
right to select from the following Interest Rate Options applicable to the Term
Loans:

               (i)  Base Rate Option:  A fluctuating rate per annum (computed on
                    ----------------
               the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed) equal to the Base Rate, such interest rate to change automatically from time to time effective as of the effective date of each change in the Base Rate; or

               (ii) Euro-Rate Option: A rate per annum (computed on the basis of
                    ----------------
               a year of 360 days and actual days elapsed) equal to the sum of the Euro-Rate for such Euro-Rate Interest Period, plus seventy-five (75) basis points (3/4 of l%).

          (c)  Rate Quotations.  Any Borrower may call the Agent on or before
               ---------------
the date on which such Borrower's election of a Euro-Rate Option (the "Interest Rate Election") is to be delivered to the Agent in order to receive an indication of the rates then in effect, but it is acknowledged that such indication shall not be binding on the Agent or the Banks nor affect the rate of interest which thereafter is actually in effect when the Interest Rate Election is made.

     3.2  Euro-Rate Interest Periods.  At any time when any Borrower shall
          --------------------------
select or renew a Euro-Rate Option, such Borrower shall notify the Agent thereof at least three (3) Business Days prior to the effective date of such Euro-Rate Option, by delivering an Interest Rate Election to the Agent. The Interest Rate Election shall specify an interest period during which such Euro-Rate Option shall apply for each Term Loan subject to a Euro-Rate Option comprising any Borrowing Tranche (the "Euro-Rate Interest Period"), such period to be three (3) months, provided that:

          (a) any Euro-Rate Interest Period which would otherwise end on a date which is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in the next calendar month, in which case such Euro-Rate Interest Period shall end on the next preceding Business Day;

          (b) any Euro-Rate Interest Period which begins on the last day of a calendar month for which there is no numerically corresponding day in the subsequent calendar month during which such Euro-Rate Interest Period is to end shall end on the last Business Day of such subsequent month;

          (c) each Borrowing Tranche of Euro-Rate Loans shall be not less than $2,500,000 or in the full principal amount of the Term Loan of such Borrower.

          (d) such Borrower shall not select, convert to or renew a Euro-Rate Interest Period for any part of the Term Loans that would end after the maturity date of the Term Loans;

          (e) in the case of the renewal of a Euro-Rate Option at the end of a Euro-Rate Interest Period, the first day of the new Euro-Rate Interest Period shall be the last day of the preceding Euro-Rate Interest Period, without duplication in the payment of interest for such day.

          (f) no Interest Period may end later than a Principal Payment Date if any portion of the principal amount of the Term Loans comprising any Borrowing Tranche to which the Euro-Rate option applies and to which such Interest Period would be applicable is due and payable on such Principal Payment Date.

     3.3  Interest After Default; Interest on Overdue Amount.
          --------------------------------------------------

          (a) To the extent permitted by Law, upon the occurrence of an Event of Default and during any period in which an Event of Default exists (i) the principal amount of all of the Term Loans to which the Base Rate Option is applicable, whether or not the same have become due and payable by maturity, acceleration, declaration or otherwise, shall bear interest at a rate per annum which shall be two percent (2%) per annum above the rate otherwise in effect under the Base Rate Option, such interest rate to change automatically from time to time, effective as of the effective date of each change in the Base Rate and
(ii) the principal amount of the Term Loans to which the Euro-Rate Option is applicable, whether or not the same have become due and payable by maturity, acceleration, declaration or otherwise, shall bear interest, until the end of the then current Euro-Rate Interest Period, at a rate per annum which shall be two percent (2%) per annum above the rate otherwise in effect under the Euro-Rate Option. At the end of the then current Euro-Rate Interest Period, such part of the Term Loans bearing interest at the Euro-Rate Option shall automatically be converted to the Base Rate Option, and thereafter the interest rate shall be calculated in accordance with clause (i) of this Section 3.3(a).

          (b) If any Borrower fails to make any payment of interest on the Term Loans when due, such Borrower shall, to the extent permitted by applicable law, pay interest on the amount of such overdue payment at a rate of interest equal to the Base Rate for the first five (5) days following the due date and thereafter at a rate of interest equal to the Base Rate plus two hundred (200) basis points (2%); such interest shall be calculated from and including the due date of such payment to but excluding the date of payment of such amount in full, payable on demand.

          (c) If any Borrower fails to make any payment of fees, costs, expenses or indemnities when due under this Agreement, such Borrower shall, to the extent permitted by applicable law, pay interest on the amount of such overdue payment at a rate of interest equal to the Base Rate plus two hundred
(200) basis points (2%); such interest shall be calculated from and including the fifth (5th) day following the due date of such payment to but excluding the date of payment of such amount in full, payable on demand.

          The Borrowers acknowledge that such increased rates reflect, among other things, the fact that such Loans or other amounts have become a substantially greater risk given their default status and that the Banks are entitled to additional compensation for such risk; and, all such interest shall be payable by the relevant Borrower upon demand by Agent.

     3.4  Euro-Rate Unascertainable.
          -------------------------

          (a) If on any date on which a Euro-Rate would otherwise be determined, the Agent shall have determined (which determination shall be conclusive, absent manifest error) that:

                 (i) adequate and reasonable means do not exist for ascertaining such Euro-Rate, or

                (ii) an event has occurred which materially and adversely affects the London interbank market relating to the Euro-Rate, or

          (b) if at any time any Bank shall have determined (which determination shall be conclusive, absent manifest error) that:

                 (i) the maintenance of any Term Loan to which a Euro-Rate Option applies has been made impracticable or unlawful by compliance by such Bank in good faith with any Law or any interpretation or application thereof by any Official Body or with any request or directive of any such Official Body (whether or not having the force of Law), or

                (ii) such Euro-Rate Option will not adequately and fairly reflect the cost to such Bank of the establishment or maintenance of any such Term Loan, or

               (iii) after making all reasonable efforts that deposits of the relevant amount in Dollars for the relevant Euro-Rate Interest Period for a Term Loan to which a Euro-Rate

                         Option applies are not available to such Bank at the effective cost of funding a proposed Euro-Rate loan, in the London interbank market,

then, in the case of any event specified in subsection (a) above, the Agent shall promptly so notify the Banks and the Borrowers thereof and in the case of an event specified in subsection (b) above, such Bank shall promptly so notify the Agent and endorse a certificate to such notice as to the specific circumstances of such notice and the Agent shall promptly send copies of such notice and certificate to the other Banks and the Borrowers. Upon such date as shall be specified in such notice (which shall not be earlier than the date such notice is given) the obligation of (A) the Banks in the case of such notice given by the Agent or (B) such Bank in the case of such notice given by such Bank to allow the Borrower or Borrowers, as the case may be, to continue the Euro-Rate Option shall be suspended until the Agent shall have later notified the Borrowers or such Bank shall have later notified the Agent, of the Agent's or such Bank's, as the case may be, determination (which determination shall be conclusive, absent manifest error) that the circumstances giving rise to such previous determination no longer exist. If at any time the Agent makes a determination under subsection (a) or (b) of this Section 3.4 and any Borrower has previously notified the Agent of its selection of a Euro-Rate Option and such Euro-Rate Option has not yet gone into effect, such notification shall be deemed to provide for selection of, conversion to or renewal of the Base Rate Option otherwise available with respect to such Term Loans. If any Bank notifies the Agent of a determination under subsection (b) of this Section 3.4, each Borrower shall, subject to such Borrower's indemnification obligations under Section 4.6(b), as to any Term Loan of the Bank to which a Euro-Rate Option applies, on the date specified in such notice either convert such Term Loan or prepay such Term Loan in accordance with Section 4.5 hereof. Absent due notice from such Borrower of conversion or prepayment such Term Loan shall automatically be converted to the Base Rate Option otherwise available with respect to such Term Loan upon such specified date.

     3.5  Failure to Select Euro-Rate Option.  If a Borrower fails to select a
          ----------------------------------
new Interest Period to apply to any Borrowing Tranche of Euro-Rate Term Loans at the expiration of an existing Interest Period applicable to such Borrowing Tranche in accordance with the provisions of Section 3.4 such Borrower shall be deemed to have renewed and elected the Euro-Rate Option for a three month period for such Borrowing Tranche, commencing upon the last day of the existing Interest Period.

                                  4.  PAYMENTS

     4.1  Principal Payment Schedule.  Each Borrower shall pay to the Agent for
          --------------------------
the account of the Banks the principal of its Term Loans in the amounts and on the eleventh day of each of the months set forth on Schedule 4.1 annexed hereto (each a "Principal Payment Date"). The outstanding unpaid principal amount of the Term Loans shall be due and payable in full on April 11, 2001.

     4.2  Interest Payment Dates.  Interest on Term Loans to which the Base Rate
          ----------------------
Option applies shall be due and payable in arrears on the eleventh day of each January, April, July and October after the date hereof and on maturity or upon the earlier acceleration of the Term Loans. Interest on Term Loans to which a Euro-Rate Option applies shall be due and payable on the last day of each Euro-Rate Interest Period and if the payment of the Term Loans is accelerated, the date of the acceleration of the Term Loans. After the maturity of the Term Loans, whether by acceleration or otherwise, interest on the Term Loans shall be payable on demand.

     4.3  Payments.  All payments and prepayments to be made in respect of
          --------
principal, interest, Agent's Fee or other fees or amounts due from the Borrowers hereunder shall be payable prior to 11:00 A.M. (Eastern Daylight Time) on the date when due without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived by the Borrowers, and without setoff, counterclaim or other deduction of any nature, and an action therefor shall immediately accrue. Such payments shall be made to the Agent at the Principal Office for the ratable accounts of the Banks with respect to the Term Loans in Dollars and in immediately available funds, and the Agent shall promptly distribute such amounts to the Banks in immediately available funds. The Agent's and each Bank's statement of account, ledger or other relevant record shall, in the absence of manifest error, be conclusive as the statement of the amount of principal of and interest on the Term Loans and other amounts owing under this Agreement and shall be deemed an "account stated."

     4.4  Pro Rata Treatment of Banks.  Each selection of, conversion to or
          ---------------------------
renewal of any Interest Rate Option and each payment or prepayment by any Borrower with respect to principal, interest or other fees or amounts due from such Borrower hereunder to the Banks with respect to the Term Loans, shall (except as provided in Section 3.4(b) or 4.6(a) hereof) be made in proportion to the amount which the outstanding principal amount Term Loans from each Bank bears to the aggregate unpaid outstanding principal amount of Term Loan.

     4.5  Prepayments.
          -----------

          (a)  Voluntary Prepayments.
               ---------------------

          Each Borrower shall have the right at its option from time to time to prepay the principal of the Term Loans due from such Borrower in whole or in part, together with any accrued and unpaid interest on such principal amount so prepaid without premiums or penalties (except as provided in Section 4.6 hereof):

                 (i)     at any time with respect to any Term Loan, or

                (ii) on the date specified in a notice by any Bank pursuant to Section 3.4(b) hereof with respect to any Term Loan to which a Euro-Rate Option applies.

Whenever any Borrower desires to prepay any part of the Term Loans, it shall provide a prepayment notice to the Agent at least one (1) Business Day prior to the date of prepayment of Term Loans setting forth the following information:

                    (y) the date, which shall be a Business Day, on which the proposed prepayment is to be made; and

                    (z)  the total principal amount of such prepayment.

All prepayment notices shall be irrevocable. The principal amount of the Term Loans for which a prepayment notice is given, together with any accrued and unpaid interest on such principal amount shall be due and payable on the date specified in such prepayment notice, and the proceeds of any such prepayment shall be applied ratably over all Term Loans of such Borrower and then applied to the prepayment of such Term Loans in inverse order of the scheduled principal payments thereof without priority of any one such Term Loan over any other in accordance with the terms of this Agreement. Any prepayment hereunder shall be subject to the Borrowers' obligation to indemnify the Banks under Section 4.6(b).

          (b)  Mandatory Prepayments.  In the event there shall occur any
               ---------------------
deficiency in the amount of Collateral Value required to be maintained by a Borrower under Section 7.27, the Borrowers shall give prompt notice thereof to the Agent and the Banks and may elect to eliminate such deficiency by taking an action pursuant to Section 4.8 hereof (a) within five (5) days following the occurrence of a sale resulting in a deficiency or a deficiency resulting from any other cause if the proceeds of such sale or the amount of such deficiency, as the case may be, is greater than or equal to $100,000 or (b) within thirty
(30) days following the end of the calendar quarter during which such sale or deficiency occurs if proceeds of such sale or the amount of such deficiency, as the case may be, is less than $100,000, provided, however, that such Borrower
                                        --------  -------
will not be required to eliminate such deficiency if such deficiency results from the occurrence of any Equipment Collateral Losses and (i) occurs during the first twenty-four (24) months following the Closing Date and together with all other Equipment Collateral Losses (which have not been substituted or prepaid) does not exceed $500,000, or (ii) occurs at any time thereafter and together with all other Equipment Collateral Losses (which have not been substituted or prepaid) does not exceed $1,000,000. If the Borrowers fail to take such action to eliminate such deficiency within such time periods, the Borrower suffering such deficiency shall immediately make a mandatory prepayment of the principal of its Term Loans in an amount sufficient to cause such Borrower to comply with
Section 7.27, in each case, together with a payment of accrued and unpaid interest on the principal amount so prepaid. The Borrowers shall notify the Agent in writing at least one (1) Business Day prior to the date (which shall be a Business Day) on which any prepayment to eliminate such deficiency is made. All prepayments of principal pursuant to this Section 4.5(b) shall be applied to payment of the principal amount of the Term Loans by application to the unpaid installments of principal in the inverse order of scheduled maturities.

          (c)  Application Among Interest Rate Options.

          All prepayments required pursuant to this Section 4.5 shall first be applied between the Interest Rate Options to the principal amount of the Term Loans subject to a Base Rate Option, then to Term Loans subject to the Euro-Rate Option. In accordance with Section 4.6(b), the Borrowers shall indemnify the Banks for any loss or expense including loss of margin incurred with respect to any such prepayments applied against Term Loans subject to a Euro-Rate Option on any day other than the last day of the applicable Interest Period; provided,
                                                                   --------
however, that each Bank will give notice to the Borrowers and consider in good
- -------
faith whether it will waive such indemnification in every case in which the Euro-Rate on the date of payment equals or exceeds the Euro-Rate applicable to the Borrowing Tranche being prepaid.

     4.6  Additional Compensation in Certain Circumstances.
          ------------------------------------------------

          (a)  Increased Costs or Reduced Return Resulting From Taxes, Reserves,
               ------------------------------------------------ ----------------
Capital Adequacy Requirements, Expenses, Etc.  If, after the date hereof, any
- --------------------------------------------
Law, guideline or interpretation or any change in any Law, guideline or interpretation or application thereof by any Official Body charged with the interpretation or administration thereof or compliance with any request or directive (whether or not having the force of law) of any central bank or other Official Body:

                 (i) subjects any Bank to any tax or changes the basis of taxation with respect to this Agreement, the Term Loans, the Term Loans or payments by any Borrower of principal, interest, fees, or other amounts due from such Borrower hereunder or under the Term Loans (except for franchise taxes and taxes on the overall net income of such Bank),

                (ii) imposes, modifies or deems applicable any reserve, special deposit or similar requirement (excluding any reserve requirement included in any applicable Euro-Rate Reserve Percentage) against credits or commitments to extend credit extended by, or assets (funded or contingent) of, deposits with or for the account of, or other acquisitions of funds by, any Bank, or

               (iii) imposes, modifies or deems applicable any capital adequacy or similar requirement (A) against assets (funded or contingent) of, credits or commitments to extend credit extended by, any Bank, or (B) otherwise applicable to the obligations of any Bank under this Agreement, and the result of any of the foregoing is to increase the cost to, reduce the income receivable by, or impose any expense (including loss of margin) upon any Bank with respect to this Agreement, the Term Loans or the making, maintenance or funding of any part of the Term Loans (or, in the case of any capital adequacy or similar requirement, to have the effect of reducing the rate of return on any Bank's capital, taking into consideration such Bank's customary policies with respect to capital adequacy) by an amount which such Bank deems to be material, such Bank shall from time to time notify the Borrowers and the Agent of the amount determined in good faith (using any averaging and attribution methods employed in good faith) by such Bank (which determination shall be conclusive, absent manifest error) to be necessary to compensate such Bank for such increase in cost, reduction of income or additional expense. Such Bank shall use its best efforts to give such notice promptly, and such notice shall set forth in reasonable detail the basis for such determination. Within five (5) days following such notice, the Borrowers shall have the right to prepay the Term Loans pursuant to Section 4.5(a) of this Agreement, failing which prepayment, the amount notified pursuant to this paragraph shall be due and payable by the Borrowers to such Bank ten (10) Business Days after such notice is given. As of the Closing Date, to the actual knowledge of the relevant Responsible Officers of the Agent, no such increases in cost, reductions of income or additional expenses exist.

          (b)  Indemnity.  In addition to the compensation required by
               ---------
subsection (a) of this Section 4.6, the Borrowers shall indemnify each Bank against all liabilities, losses or expenses (including loss of margin, any loss or expense incurred in liquidating or employing deposits from third parties and any loss or expense incurred in connection with funds acquired by a Bank to fund or maintain Term Loans subject to the Euro-Rate Option) which such Bank sustains or incurs as a consequence of any

                 (i) payment, prepayment or conversion of any Term Loan to which the Euro-Rate Option applies on a day other than the last day of the corresponding Euro-Rate Interest Period (whether or not such payment or prepayment is mandatory, voluntary or automatic and whether or not such payment or prepayment is then due); provided,
                                                                  --------
                         however, that each Bank will give notice to the
                         -------
                         Borrowers and consider in good faith whether it will waive such indemnification in every case in which the Euro-Rate on the date of payment equals or exceeds the Euro-Rate applicable to the Borrowing Tranche being prepaid;

                (ii) attempt by any Borrower to revoke (expressly, by later inconsistent notices or otherwise) in whole or part any notice relating to prepayments under Section 4.5, or

               (iii) default by any Borrower in the payment of any principal of, or interest on, any Euro-Rate Loan when due (whether by acceleration or otherwise).

          If any Bank sustains or incurs any such loss or expense it shall from time to time notify the Borrowers of the amount determined in good faith by such Bank (which determination shall be conclusive, absent manifest error, and may include such assumptions, allocations of costs and expenses and averaging or attribution methods as such Bank shall deem reasonable) to be necessary to indemnify such Bank for such loss or expense. Such notice shall set forth in reasonable detail the basis for such determination. Such amount shall be due and payable by the Borrowers to such Bank within ten (10) Business Days after such notice is given.

     4.7  Loan Accounts.  Each Bank shall open and maintain on its books loan
          -------------
accounts in each of the Borrowers' names with respect to Term Loans made, repayments, prepayments, the computation and payment of interest, fees and other amounts due and sums paid to such Bank hereunder. Such loan accounts shall be conclusive and binding on the Borrowers as to the amount at any time due to such Bank from each Borrower, except in the case of manifest error. Each Bank shall make available at the request of any of the Borrowers on no more frequently than a calendar quarterly basis a copy of each such loan account. The failure of any Bank to maintain such loan accounts shall not impair any of the obligations of the Borrowers under the Loan Documents.

     4.8  Interpool's and Ltd.'s Assumption of Term Loans; Pledge of Equipment.
          --------------------------------------------------------------------

          (a) At any time and from time to time (but in the case of a partial assumption not more often than once during any calendar quarter) Interpool may assume the Obligations of Ltd. or Corp., in whole or in part, including, but not limited to, the Term Loans of Ltd. and/or Corp., as the case may be, pursuant to an assumption agreement in the form of Exhibit E attached hereto, provided that
                                       ---------
(i) Interpool's Collateral Value shall not be less than an amount equal to the amount required pursuant to Section 7.27 hereof after giving effect to such assumption, (ii) no Default or Event of Default exists (unless such Default shall be cured by the assumption by Interpool), and the Banks shall have received an Officer's Certificate of Interpool to such effect, and (iii) the Banks shall have received a legal opinion of Arthur L. Burns Esq. or his successor, as general counsel to the Borrowers, in form and substance satisfactory to the Banks and their special counsel as to the enforceability of the assumption agreement and the transactions contemplated thereby. If Interpool assumes any Obligations of Ltd. and/or Corp., Ltd. and/or Corp., as the case may be, will be released from its and/or their Obligations hereunder and under the other Loan Documents to the extent such Obligations shall have been assumed by Interpool except that the representations, warranties and indemnities of each of Ltd. and Corp. shall survive the release of their other respective Obligations.

          (b) At any time and from time to time (but in the case of a partial assumption not more often than once during any calendar quarter) Ltd. may assume the Obligations of Corp., in whole or in part, including, but not limited to, its Term Loans, pursuant to an assumption agreement in the form of Exhibit E
                                                                   ---------
attached hereto, provided that (i) Ltd.'s Collateral Value shall not be less than an amount equal to the amount required pursuant to Section 7.27 hereof after giving effect to such assumption, (ii) no Default or Event of Default exists (unless such Default shall be cured by the assumption by Ltd.), and the Banks shall have received an Officer's Certificate of Ltd. to such effect, and
(iii) the Banks shall have received a legal opinion of Arthur L. Burns Esq. or his successor, as general counsel to the Borrowers, in form and substance satisfactory to the Banks and their special counsel as to the enforceability of the assumption agreement and the transactions contemplated thereto. If Ltd. assumes any Obligations of Corp., Corp. will be released from its Obligations hereunder and under the other Loan Documents to the extent such Obligations shall have been assumed by Ltd., except that the representations, warranties and indemnities of Corp. shall survive the release of its other Obligations.

          (c) At any time and from time to time (but in the case of a partial assumption not more often than once during any calendar quarter) Corp. may assume the Obligations of Ltd., in whole or in part, including, but not limited to, its Term Loans, pursuant to an assumption agreement in the form of Exhibit E
                                                                       ---------
attached hereto, provided that (i) Corp.'s Collateral Value shall not be less than an amount equal to the amount required pursuant to Section 7.27 hereof after giving effect to such assumption, (ii) no Default or Event of Default exists (unless such Default shall be cured by the assumption by Corp.), and the Banks shall have received an Officer's Certificate of Corp. to such effect, and
(iii) the Banks shall have received a legal opinion of Arthur L. Burns Esq. or his successor, as general counsel to the Borrowers, in form and substance satisfactory to the Banks and their special counsel as to the enforceability of the assumption agreement and the transactions contemplated thereto. If Corp. assumes any Obligations of Ltd., Ltd. will be released from its Obligations hereunder and under the other Loan Documents to the extent such Obligations shall have been assumed by Corp., except that the representations, warranties and indemnities of Ltd. shall survive the release of its other Obligations.

          (d) Any Borrower shall have the right to add Collateral to, or substitute Collateral under, the Lien created under the relevant Security Agreement, at any time or from time to time, provided that any such substitution will not decrease the aggregate Collateral Value of such Borrower's Collateral, by the execution and delivery to the Collateral Agent with copies to the Banks and special counsel to the Banks, at least five (5) Business Days prior to the proposed effective date of any addition or substitution of Collateral of an appropriate Security Agreement Supplement indicating specifically the Collateral to be added or substituted provided, that no Default or Event of Default exists (other than a Default which would be cured by such addition or substitution), or would arise as a result of or after giving effect to, such addition or substitution of Collateral and the Banks shall have received an Officer's Certificate of such Borrower to such effect. The Collateral Agent shall countersign such Security Agreement Supplement pursuant to instructions by the Banks to do so which the Banks shall issue upon their being satisfied that the conditions set forth herein have been fulfilled whereupon such Security Agreement Supplement shall become effective. Interpool shall have the right to add Railcars to, or substitute Railcars at any time or from time to time by the execution and delivery to the Collateral Agent with copies to the Banks and special counsel to the Banks, at least ten (10) Business Days prior to the proposed effective date of any addition or substitution of such Collateral of an appropriate Railcars Security Agreement Supplement (in the form attached as Annex A to Exhibit G hereto) indicating specifically the Collateral to be added
           ---------
or substituted; provided that no Default or Event of Default exists (other than
                --------
a Default which would be cured by such addition or substitution), or would arise as a result of or after giving affect to, such addition or substitution of Collateral and the Banks shall have received an Officer's Certificate of Interpool to such effect. The Collateral Agent shall countersign such Railcars Security

Agreement Supplement, pursuant to instructions by the Banks to do so which the Banks shall issue upon their being satisfied that the conditions set forth herein have been fulfilled whereupon such Security Agreement Supplement shall become effective and shall be filed with the Surface Transportation Board.

          (e) At any time or from time to time Interpool shall have the right, for the benefit of Ltd. and/or Corp., in order to enable Ltd. and/or Corp., as the case may be, to avoid the occurrence of an Event of Default as a result of non-compliance with the provisions of Section 7.27 hereof, to add Collateral to the Lien created by the relevant Security Agreement executed by Interpool in favor of the Collateral Agent by the execution and delivery to the Collateral Agent with copies to the Banks and special counsel to the Banks, at least five
(5) Business Days prior to the proposed effective date of any addition of Collateral, of an appropriate Security Agreement Supplement provided that
(i) such Security Agreement Supplement indicates specifically the Collateral being added to such Lien; (ii) such Security Agreement Supplement or an Officer's Certificate delivered in connection therewith specifically provides that such Collateral is being added for the benefit of Ltd. and/or Corp., as the case may be, to avoid the occurrence an Event of Default as a result of non-compliance with the provisions of Section 7.27 hereof and that such Collateral shall secure all the Obligations of Interpool (including Obligations of Interpool under the Guaranty made by Interpool) and the Obligations of Ltd. (including the Obligations of Ltd. under the Guaranty made by Ltd.) and/or Corp., as the case may be; and (iii) no Default or Event of Default exists (unless such Default shall be cured by the addition of such Collateral) and the Banks shall have received an Officer's Certificate of Interpool to such effect. The Collateral Agent shall countersign such Security Agreement Supplement pursuant to instructions by the Banks to do so which the Banks shall issue upon their being satisfied that the conditions set forth in this Section 4.8(e) shall have been fulfilled whereupon such Security Agreement Supplement shall become effective.

          (f) At any time or from time to time Ltd. shall have the right, for the benefit of Corp., in order to enable Corp. to avoid the occurrence of an Event of Default as a result of non-compliance with the provisions of Section
7.27 hereof, to add Collateral to the Lien created by the relevant Security Agreement executed by Ltd. in favor of the Collateral Agent by the execution and delivery to the Collateral Agent with copies to the Banks and special counsel to the Banks, at least five (5) Business Days prior to the proposed effective date of any addition of Collateral, of an appropriate Security Agreement Supplement provided that (i) such Security Agreement Supplement indicates specifically the Collateral being added to such Lien; (ii) such Security Agreement Supplement or an Officer's Certificate delivered in connection therewith specifically provides that such Collateral is being added for the benefit of Corp. to avoid the occurrence of an Event of Default as a result of non-compliance with the provisions of Section 7.27 hereof and that such Collateral shall secure all the Obligations of Ltd. (including Obligations of Ltd. under the Guaranty made by Ltd.) and the Obligations of Corp.; and (iii) no Default or Event of Default exists (unless such Default shall be cured by the addition of such Collateral) and the Banks shall have received an Officer's Certificate of Ltd. to such effect. The Collateral Agent shall countersign such Security Agreement Supplement pursuant to instructions by the Banks to do so which the Banks shall issue upon their being satisfied that the conditions set forth in this Section 4.8(f) shall have been fulfilled whereupon such Security Agreement Supplement shall become effective.

          (g) At any time or from time to time Corp. shall have the right, for the benefit of Ltd., in order to enable Ltd. to avoid the occurrence of an Event of Default as a result of non-compliance with the provisions of Section 7.27 hereof, to add Collateral to the Lien created by the relevant Security Agreement executed by Corp. in favor of the Collateral Agent by the execution and delivery to the Collateral Agent with copies to the Banks and special counsel to the Banks, at least five (5) Business Days prior to the proposed effective date of any addition of Collateral, of an appropriate Security Agreement Supplement provided that (i) such Security Agreement Supplement indicates specifically the Collateral being added to such Lien; (ii) such Security Agreement Supplement or an Officer's Certificate delivered in connection therewith specifically provides that such Collateral is being added for the benefit of Ltd. to avoid the occurrence of an Event of Default as a result of non-compliance with the provisions of Section 7.27 hereof and that such Collateral shall secure all the Obligations of Corp. (including Obligations of Corp. under the Guaranty made by Corp.) and the Obligations of Ltd.; and (iii) no Default or Event of Default exists (unless such Default shall be cured by the addition of such Collateral) and the Banks shall have received an Officer's Certificate of Corp. to such effect. The Collateral Agent shall countersign such Security Agreement Supplement pursuant to instructions by the Banks to do so which the Banks shall issue upon their being satisfied that the conditions set forth in this Section 4.8(g) shall have been fulfilled whereupon such Security Agreement Supplement shall become effective.

          (h) In lieu of adding Collateral to the Lien created by the relevant Security Agreement executed by a Borrower in favor of the Collateral Agent, such Borrower shall have the right to grant to the Collateral Agent for the ratable benefit of the Banks a first Lien on Cash Collateral by the execution and delivery to the Collateral Agent with copies to the Banks and special counsel to the Banks, at least five (5) Business Days prior to the proposed effective date of any such grant, of a Cash Collateral Agreement covering such Cash Collateral, provided, that (i) such agreement specifically designates the Borrower for whose
- --------  ----
benefit such Cash Collateral is being granted and (ii) no Default or Event of Default exists (unless such Default shall be cured by the grant of such Cash Collateral) and the Banks shall have received an Officer's Certificate of such Borrower to such effect. Such Borrower may thereafter add Collateral to its Security Agreement pursuant to and in compliance with the provisions of subsection (d), (e), (f) or (g) above and upon such addition of Collateral becoming effective, such Borrower may request the release of Cash Collateral from the Cash Collateral Agreement corresponding to the Cash Collateral so added and upon the Banks having been satisfied that (x) such Cash Collateral has been added to the relevant Security Agreement pursuant to and in compliance with the provisions of subsection (d), (e), (f) or (g) above and (y) no Event of Default
              -------------------------------
or Default exists and the Banks have received an Officer's Certificate of such Borrower that no Event of Default or Default exists, the Banks shall instruct the Collateral Agent to execute and deliver to such Borrower a release of such Cash Collateral from the Cash Collateral Agreement and the Collateral Agent shall execute and deliver such release to such Borrower. So long as no Default or Event of Default shall have occurred, the Borrower pledging Cash Collateral shall have the option of designating the specific Approved Investment in which such Cash Collateral shall be maintained. If a Default or Event of Default shall have occurred, such Approved Investment shall be designated by the Collateral Agent.

          (i) In the event that Interpool determines that the Collateral Value of the Collateral granted by it pursuant to its Security Agreement (and not theretofore released) exceeds the amount required pursuant to Section 7.27 hereof, then Interpool shall have the right, for the benefit of Ltd. and/or Corp., as the case may be, in order to enable Ltd. and/or Corp., as the case may be, to avoid the occurrence of an Event of Default as a result of non-compliance with the provisions of Section 7.27 hereof to notify the Banks, the Collateral Agent and their special counsel at least five (5) business days prior to the effective date thereof of its designation that the Collateral representing such excess Collateral Value shall inure to the benefit of Ltd. and/or Corp., as the case may be, to avoid the occurrence of such an Event of Default, which notice shall be accompanied by (i) a Collateral Certificate specifically calculating such excess and indicating specifically the Collateral representing such excess Collateral Value and (ii) an Officer's Certificate of Interpool that no Event of Default or Default exists (unless such Default shall be cured by such designation by Interpool of excess Collateral Value). Upon their satisfaction that the conditions referred to above shall have been fulfilled, the Banks shall instruct the Collateral Agent to countersign such notice and designation and the Collateral Agent shall so countersign such notice and designation, whereupon such designation by Interpool shall become effective.

          (j) In the event that Ltd. determines that the Collateral Value of the Collateral granted by it pursuant to its Security Agreement and any Collateral which Interpool and Ltd. pursuant to Sections 4.8(e), (g), (i) and
(k) have designated as inuring to the benefit of Ltd. (and not theretofore released) exceeds the amount required pursuant to Section 7.27 hereof, then Ltd. shall have the right, for the benefit of Corp. in order to enable Corp. to avoid the occurrence of an Event of Default as a result of non-compliance with the provisions of Section 7.27 hereof, to notify the Banks, the Collateral Agent and their special counsel at least five (5) business days prior to the effective date thereof of its designation that the Collateral representing such excess Collateral Value shall inure to the benefit of Corp. to avoid the occurrence of such an Event of Default, which notice shall be accompanied by (i) a Collateral Certificate specifically calculating such excess and indicating specifically the Collateral representing such excess Collateral Value and (ii) an Officer's Certificate of Ltd. that no Event of Default or Default exists (unless such Default shall be cured by such designation by Ltd. of excess Collateral Value). Upon their satisfaction that the conditions referred to above shall have been fulfilled, the Banks shall instruct the Collateral Agent to countersign such notice and designation and the Collateral Agent shall so countersign such notice and designation, whereupon such designation by Ltd. shall become effective.

          (k) In the event that Corp. determines that the Collateral Value of the Collateral granted by it pursuant to its Security Agreement and any Collateral which Interpool and Ltd. pursuant to Sections 4.8(e), (f), (i) and
(j) have designated as inuring to the benefit of Corp. (and not theretofore released) exceeds the amount required pursuant to Section 7.27 hereof, then Corp. shall have the right, for the benefit of Ltd. in order to enable Ltd to avoid the occurrence of an Event of Default as a result of non-compliance with the provisions of Section 7.27 hereof, to notify the Banks, the Collateral Agent and their special counsel at least five (5) business days prior to the effective date thereof of its designation that the Collateral representing such excess Collateral Value shall inure to the benefit of Ltd. to avoid the occurrence of such an Event of Default, which notice shall be accompanied by (i) a Collateral

Certificate specifically calculating such excess and indicating specifically the Collateral representing such excess Collateral Value and (ii) an Officer's Certificate of Corp. that no Event of Default or Default exists (unless such Default shall be cured by such designation by Corp. of excess Collateral Value). Upon their satisfaction that the conditions referred to above shall have been fulfilled, the Banks shall instruct the Collateral Agent to countersign such notice and designation and the Collateral Agent shall so countersign such notice and designation, whereupon such designation by Corp. shall become effective.

          (l) All assumptions, additions, or substitutions of Collateral and Cash Collateral pursuant to the provisions of this Section 4.8 shall be accompanied by all such agreements, instruments, documents, certificates, UCC financing statements, notations of Liens on certificates of title or applications therefor and other lien instruments and the taking of all such action (including the filing and recording of any of the foregoing, searches of public records and confirmation of the stamping of Leases and Direct Finance Leases required under Section 7.29(b)) as the Banks, the Collateral Agent and their special counsel shall reasonably require and all fees and expenses with respect thereto (including the fees and expenses of special counsel to the Banks and the Collateral Agent) shall be paid promptly by the Borrowers upon presentation of invoices therefor.

     4.9  Termination of Collateral.
          -------------------------

          (a) If (i) based upon the financial statements and the related certificates delivered to the Banks pursuant to Section 7.11 each of the financial conditions set forth in paragraph (b) below have been met by the Borrowers for the most recent six consecutive quarters as applied at the end of each quarter and (ii) Interpool receives a long-term unsecured debt rating of BBB-/Baa3 or greater from Standard & Poor's or Moody's and (iii) subsequent to receipt of such rating, the holders of at least 80% of Interpool's outstanding recourse Funded Debt other than the Obligations (excluding capitalized leases) consent in writing to the release of the collateral securing such Funded Debt, Interpool may request that the Banks waive the requirement that the Obligations be secured by the Collateral and cause the Collateral Agent to release the Liens of the Collateral Agent created by the Loan Documents. Upon (A) receipt of such consent from Banks to which at least 60% of the aggregate outstanding principal amount of the Term Loans are due, which consent the Banks agree shall not be unreasonably withheld (it being understood that such consent may be reasonably withheld even if the financial conditions set forth in paragraph (b) have been met) and (B) the satisfaction of the conditions set forth in clauses (i), (ii) and (iii) of this paragraph (a), the Banks shall instruct the Collateral Agent and the Collateral Agent shall take any and all steps necessary to terminate the Liens created under the Loan Documents.

          (b) The financial conditions referred to in paragraph (a) above shall be as follows:

            (i)     Funded Debt did not exceed 300% of Tangible Net Worth;

           (ii) the sum of Fixed Charges for Interpool and its Restricted Subsidiaries would have been covered at least 1.75 times by the sum of Earnings Available for Fixed Charges for Interpool and its Restricted Subsidiaries for the four (4) fiscal quarters preceding the date of determination; and

          (iii)     Tangible Net Worth exceeded $125,000,000;

          (c) In the event that the Liens of the Collateral Agent shall have been terminated in accordance with the provisions of Section 4.9(a), then at all times thereafter unless and until the Obligations become secured pursuant to the provisions of Section 4.9(d), neither Interpool nor any Restricted Subsidiary will cause, incur or suffer to be incurred or to exist any Lien on any of its or their property or assets other than:

            (i)     Permitted Liens;

           (ii) judgment Liens contested with execution stayed on appeal for which adequate reserves are set aside;

          (iii) Liens securing indebtedness between Interpool and the Restricted Subsidiaries;

           (iv) Liens existing on property as at the date of such termination of Collateral after the release of collateral referred to in Section 4.9(a)(iii) which Liens were not prohibited under this Agreement at such date;

            (v) Subject to the provisions of Section 7.19(b), Liens incurred subsequent to the date of such release of Collateral on property acquired after such date securing up to 100% of the lower of cost or fair market value; Liens existing on property at the time of acquisition; and Liens on the property of a corporation at the time such corporation becomes a Restricted Subsidiary;

           (vi) Subject to the provisions of Section 7.19(b), other Liens if the amount of indebtedness secured by such Liens when added to Funded Debt incurred subsequent to the date of such release of Collateral which is secured by Liens does not exceed 20% of Tangible Net Worth; and

          (vii) extensions, renewals and refundings of the Liens and indebtedness referred to in clauses (i), (ii), (iii), (iv),
                    (v) and (vi) above.

          (d)  In the event that following the release of Collateral pursuant to
Section 4.9(a) the Borrowers determine that they may be unable to continue to meet the financial conditions referred to in Section 7.19(e), they may notify the Banks that they will no longer be able to comply with the financial conditions of Section 7.19(e) but that they will continue to comply with the financial conditions as set forth in Section 7.19(a), (b) and (c) then from and after the fifth (5th) Business Day following such notice such financial conditions as set forth in Section 7.19(a), (b) and (c) shall become applicable to the Borrowers, provided that on or prior to the fifth (5th) Business Day
                  -------- ----
following such notice (i) the Borrowers shall each grant to the Collateral Agent a first priority perfected security interest in Collateral in accordance with the provisions of this Agreement and the other Loan Documents having a Collateral Value in at least an amount necessary to satisfy the requirements of
Section 7.27 hereof pursuant to Security Agreements and a Security Agreement executed and delivered by the Borrowers to the Banks, the Collateral Agent and their special counsel; (ii) the Borrowers shall have executed and delivered to the Banks, the Collateral Agent and their special counsel all such legal opinions, agreements, documents, instruments, certificates, UCC financing statements and other lien instruments and take all such actions (including notations on certificates of title) as the Banks, the Collateral Agent and their special counsel shall reasonably require in connection therewith; (iii) no Default or Event of Default shall exist (other than a Default which would be cured by such reinstatement of the original provisions of Section 7.19(a), (b) and (c)) and the Banks shall have received an Officer's Certificate of the Borrowers to the foregoing effect; and (iv) the Borrowers shall be able to effect such reversion of the financial conditions from Section 7.19(e) to the original provisions of Section 7.19(a), (b) and (c) only once during the term of this Agreement. All reasonable fees and expenses relating to the foregoing (including the fees and expenses of special counsel to the Banks and the Collateral Agent) shall be paid by the Borrowers promptly upon presentation of invoices therefor.

          4.10 Collateral.  The payment and performance of the Obligations shall
               ----------
be secured by the Collateral. Notwithstanding any other provision hereof or any provision of any other Loan Document to the contrary, neither Ltd. nor Corp. shall be liable for, nor shall the Collateral of Ltd. or Corp. secure, the Obligations of Interpool.

          4.11 Sale/Leaseback Arrangements.  The Borrowers may from time to time
               ---------------------------
desire to enter into sale/leaseback arrangements with private offshore investors (the "Investors") relating to various items of Equipment. If the Banks are requested in writing by a Borrower to give their consent to such Borrower's use of certain Equipment in such sale/leaseback arrangements, then, so long as no Event of Default or Default shall have occurred and be continuing or shall occur, the Banks shall consider, in good faith, but shall not be obligated to consent to such arrangement; provided, that such transaction will not adversely
                             --------
affect, diminish or impair their rights, security interest or priority in the Equipment, the Collateral or under the Documents. Each such Borrower and Investor shall, at its sole cost and expense, execute and deliver any document, agreement or instrument and take all such action reasonably requested by the Banks in connection with any such transaction. All costs and expenses of the Banks (including the legal fees and disbursements of Banks' counsel) in connection with such proposed transactions shall be paid by the Borrowers.

                 5.  REPRESENTATIONS AND WARRANTIES OF BORROWERS

     Each of the Borrowers hereby represents and warrants to the Banks as follows:

     5.1  Organization and Power.  Each of the Borrowers (a) (i) is a
          ----------------------
corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and qualified to do business as a foreign corporation in the jurisdictions set forth in Schedule 5.1 attached hereto for
                                              ------------
each Borrower, (ii) is not required to be qualified as a foreign corporation in any jurisdiction where the failure to so qualify would have a material adverse effect on such Borrower, its business operations or its property and (iii) has its chief executive office and chief place of business at the respective Chief Office set forth on Schedule 5.1 attached hereto; and (b) has all requisite
                    ------------
corporate power and authority and all necessary licenses and permits to enter into and perform this Agreement and the other Loan Documents to which such Borrower is a party and to issue and deliver its Term Loans. This Agreement, the Term Loans and the other Loan Documents to which such Borrower is a party have been duly authorized, executed and delivered by such Borrower and, assuming the due authorization, execution and delivery thereof by the other parties thereto, such documents constitute the legal, valid and binding obligations of such Borrower, enforceable against such Borrower in accordance with their respective terms.

     5.2  Trademarks, Licenses, etc.  Each of the Borrowers possesses, in full
          --------------------------
force and effect, all necessary franchises, patents, licenses, trademarks, trademark rights, trade names, trade name rights, fictitious name authorizations or certificates and copyrights material to the conduct of its business as now being conducted, without any conflict, to its knowledge, with the franchises, patents, licenses, trademarks, trademark rights, trade name, trade name rights, fictitious name authorizations or certificates and copyrights of others.

     5.3  Subsidiaries.  Each of the Borrowers has no Subsidiaries, other than
          ------------
those set forth in Schedule 5.1 attached hereto.
                   ------------

     5.4  Business.  Each of the Borrowers is engaged principally in the
          --------
businesses of leasing, financing or managing containers, chassis, railcars, trailers or other transportation equipment and business related to the foregoing. In addition, a Subsidiary of one of the Borrowers is engaged in the business of leasing micro computers and related accessories and businesses related to the foregoing.

     5.5  Financial Statements.  Interpool has furnished to the Banks balance
          --------------------
sheets of Interpool and its consolidated subsidiaries as of December 31, 1993 and December 31, 1994, and the related statements of income, statements of cash flows and statements of the stockholders' equity, for the years ended December 31, 1992, December 31, 1993 and December 31, 1994, respectively, all of which were audited by Arthur Andersen LLP, and has furnished to the Banks unaudited balance sheets of Interpool and its consolidated subsidiaries and the related statements of income, statements of cash flows and statements of the stockholders' equity for the year ended December 31, 1995. All such financial statements present fairly, in all material respects, the financial position, stockholders' equity, results of operations and cash flows of the entities covered thereby for the periods involved. Since the date of the most recent financial statements, there has been no material and adverse change in the financial position of any Borrower not reflected in the most recent financial statements as of that date, and, since such date, the business of each Borrower has not been materially and adversely affected by any occurrence, whether or not insured against. Except as otherwise disclosed on Schedule 5.5 attached hereto,
                                                   ------------
the Borrowers have issued no other indebtedness for borrowed money which is still outstanding on the date hereof, except indebtedness which is reflected in the most recent financial statements referred to above or restructuring or refinancing thereof.

     5.6  Taxes.  All tax returns of the Borrowers which are due have been duly
          -----
filed and are correct in all material respects, and all Taxes and other governmental charges upon the Borrowers which are shown to be due and payable thereon have been paid.

     5.7  Litigation.  There are no outstanding judgments against any Borrower
          ----------
or any actions, proceedings, claims or investigations pending or, to any Borrower's knowledge, threatened before any court or governmental body which, if adversely determined, would materially and adversely affect the business, properties, prospects, operations or affairs of any Borrower or impair any Borrower's ability to perform its Obligations under this Agreement and the other Loan Documents.

     5.8  Title, Liens.  Each of the Borrowers owns and has good and marketable
          ------------
title to all of the Collateral included in the Collateral Value relating to such Borrower, and there are no Liens on the Collateral of any Borrower other than the * Lien, a release of which lien shall be delivered by the Borrowers pursuant to section 6.4(c) hereof and those Liens created pursuant to this Agreement and the other Loan Documents and except for Permitted Liens. The Liens granted in the Security Agreements and the Security Agreements constitute valid first priority perfected Liens on the Collateral subject to no other mortgage, Lien or security interest. The laws of Barbados and the Cayman Islands do not, as to Ltd. and Corp., respectively, necessitate, require or, other than the Cayman Islands' provision for registration of details of the Collateral in Corp.'s internal register of charges, provide for the recording, registration or filing of any mortgage or Lien in any of the Equipment, Leases or any other types or items of property or proceeds thereof which are included in the Collateral covered by or provided for in the Loan Documents executed and delivered by each of Ltd. and Corp.

     5.9  Consent, Approval.  No consent or approval of any Person, shareholder,
          -----------------
landlord or mortgagee, no waiver of any Lien or right of distraint or other similar right, and no consent, license, approval or authorization of or registration, qualification, designation, declaration or filing (except any recordations required in connection with the perfection of the Liens granted in the Security Agreements) with or payment of any withholding or other tax to any governmental authority by or on the part of the Borrowers is required in connection with the execution, delivery and performance of this Agreement or any other Loan Document, the issuance and sale or payment of the Term Loans or the consummation of any other transactions contemplated hereby or thereby.

     5.10 Compliance with Other Instruments.  None of the Borrowers is a party
          ---------------------------------
to any contract, commitment or agreement or subject to any restriction or to any order, rule, regulation, writ, injunction or decree of any court or governmental authority or to any statute which



* Confidential Treatment Requested
materially and adversely affects its business, property, prospects, operations, assets or financial condition as now conducted or as proposed to be conducted. Neither the execution, delivery or performance by any Borrower of this Agreement, the Term Loans or the other Loan Documents to be delivered by such Borrower nor compliance herewith or therewith (a) conflicts with or results in a breach of (i) any law, statute, rule or regulation in effect as of the date of delivery of this Agreement, (ii) any order, writ, injunction or decree of any court or other governmental authority, or (b) results or will result in the creation or imposition of any Lien, charge or encumbrance upon its property pursuant to such agreement or instrument, except for Liens created hereunder and Permitted Liens. Neither the execution, delivery or performance by any Borrower of this Agreement, the Term Loans or the other Loan Documents nor compliance by any Borrower herewith or therewith conflicts or will conflict with the certificate of incorporation, by-laws or other organizational document of any Borrower or results or will result in a breach of or constitutes or will constitute a default under any agreement or instrument to which any Borrower is a party or by which it is bound.

     5.11 Corporate Existence; Place of Business; Books and Records.  Except as
          ---------------------------------------------------------
disclosed in Schedule 5.1 attached hereto, none of the Borrowers has at any time
             ------------
within the last five (5) years, (i) changed its name; (ii) used any fictitious name, (iii) been the surviving corporation of a merger or consolidation, or
(iv) acquired all or substantially all of the assets of any Person. The Chief Offices, all other offices of the Borrowers and the only places of business of each of the Borrowers where commercial affairs are conducted and books and records are maintained are set forth on Schedule 5.1 attached hereto. None of
                                        ------------
the Borrowers is in violation of any charter instrument or by-law, and none of the Borrowers is in violation in any material respect of any term in any agreement or other instrument to which it is a party or by which it or any of its property may be bound which violation could have a material adverse effect on any Borrower or its business, assets, operations, leaseholds and equipment.

     5.12 ERISA.
          -----

          (a) No Reportable Event has occurred with respect to any Plan maintained for employees of (i) any Borrower or (ii) any member of a Controlled Group of which any Borrower is a part.

          (b) None of the Borrowers is entering into the Loan Documents or any other transaction contemplated hereby, directly or indirectly, in connection with any arrangement in any way involving any employee benefit plan or fund or trust which holds assets of any employee benefit plan with respect to which it in its individual capacity is a party-in-interest, all within the meaning of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") and the
                                                              -----
Internal Revenue Code of 1986, as amended (the "Code").
                                                ----

     5.13 Capital Stock.  All of the issued and outstanding capital stock of
          -------------
Ltd. and Corp. is owned and registered as set forth in Schedule 5.1 attached
                                                       ------------
hereto.

     5.14 Governmental Licenses.  Each of the Borrowers has been issued all
          ---------------------
required federal, state, local and foreign licenses, certificates or permits relating to, and each of the Borrowers and its facilities, business, assets, property, prospects, operations, leaseholds and equipment are in compliance in all respects with, all applicable federal, state, local and foreign laws, rules and regulations relating to air emissions, water discharge, noise emissions, solid or liquid disposal, hazardous waste or materials, or other environmental health or safety matters, where the failure to so comply could have a material adverse effect on any Borrower or its business, assets, operations, leaseholds and equipment.

     5.15 Event of Default.  No Event of Default or Default has occurred and is
          ----------------
continuing.

     5.16 Margin Securities.
          -----------------

          (a) None of the Borrowers will, directly or indirectly, apply any part of the proceeds of the Term Loans for the purpose (whether immediate, incidental or ultimate) of purchasing or carrying any "margin stock" as defined in Regulation G of the Federal Reserve Board (12 C.F.R. 207) or any security issued by any investment company registered pursuant to Section 8 of the Investment Company Act of 1940 or for the purpose of repaying any indebtedness originally incurred for such purpose.

          (b) None of the Borrowers is, in any way, engaged in the business of extending credit for the purpose of purchasing or carrying Margin Stock; nor has any Borrower secured the payment of the Term Loans by an assignment of any stock (as such term is defined in Regulation U) or by any arrangement under which any Borrower's right or ability to sell, pledge or otherwise dispose of stock owned by it is in any way restricted or under which the exercise of such right, whether by written agreement or otherwise, is or may be cause for acceleration of the Term Loans.

     5.17 Use of Proceeds.  None of the Borrowers is, directly or indirectly,
          ---------------
applying any part of the proceeds of the Term Loans for any purpose other than for the purposes described in Section 2.2.

     5.18 Liabilities; Business.  None of the Borrowers has any liabilities or
          ---------------------
obligations which are material to its business, property, prospects, operations, assets or financial condition as now conducted or as proposed to be conducted which are prohibited by this Agreement and by the other Loan Documents to which it is a party. None of the Borrowers' assets are less than its liabilities, both determined in accordance with GAAP, and each of the Borrowers is solvent.

     5.19 Regulated Company.  Neither any Borrower nor any of its Subsidiaries
          -----------------
is (i) an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended,
(ii) a "holding company" or a "Subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, as amended, or (iii) subject to any other law which purports to regulate or restrict its ability to borrow money or to consummate the transactions contemplated by this Agreement or the other Loan Documents or to perform its obligations hereunder or thereunder other than usuary laws or other statutes generally applicable to borrowers.

     5.20 Disclosure.  Neither this Agreement nor any other Loan Document nor
          ----------
any other document, certificate or instrument delivered to the Banks by or on behalf of any Borrower in connection with the transactions contemplated by this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained in this Agreement, any other Loan Document and in such other documents, certificates or instruments not misleading. There is no fact known to any Borrower which materially and adversely affects or in the future may (so far as any Borrower can now reasonably foresee) materially and adversely affect the business, prospects, operations, affairs, condition (financial or otherwise), properties or assets of any Borrower which has not been set forth in the financial statements or in this Agreement, any other Loan Document or the other documents, certificates and instruments delivered to the Banks by or on behalf of any Borrower specifically for use in connection with the transactions contemplated by this Agreement.

     5.21 Foreign Assets Control Regulations.  Neither the issuance by the
          ----------------------------------
Borrower of the notes under this Agreement nor its use of the proceeds of the Term Loans will violate any U.S. law or regulation including, but not limited to, the Trading With the Enemy Act, the International Emergency Economic Powers Act, the Cuban Liberty and Democratic Solidarity (LIBERTAD) Act and the Foreign Assets Control Regulations, the Transaction Control Regulations, the Cuban Assets Control Regulations, the Iranian Assets Control Regulations, the Iranian Transactions Regulations, the Iraqi Sanctions Regulations, the Libyan Sanctions Regulations, the Unita (Angola) Sanctions Regulations, the sanctions regulations regarding the former Yugoslavia and the Terrorism Sanctions Regulations, of the Office of Foreign Assets Control, United States Department of the Treasury (31 C.F.R., Chapter V, Subtitle B as amended) or any other order, regulation or ruling thereunder or pursuant thereto.

     5.22 Leases.  The Leases which are in effect on the date of this Agreement
          ------
each constitute legal, valid and binding obligations of such relevant Borrower and, to the best of the Borrowers' knowledge, each of the respective lessees thereunder, enforceable in accordance with their respective terms.

     5.23 Financed Equipment.  As of the date hereof, other than the *
          ------------------
Lien, a release of which lien shall be delivered by the Borrowers pursuant to section 6.4(c) hereof, and Permitted Liens, no Person has a Lien on any Financed Equipment.

     5.24 Insurance.  Each of the Borrowers is, as of the date of this
          ---------
Agreement, in compliance with the provisions of Section 7.6.

     5.25 No broker's, agent's or finder's fees.  No broker's fees or finder's
          -------------------------------------
fees or costs of the Agent, other than pursuant to Section 9.14 hereof, or of any other Person who acted as agent for or on behalf of a Borrower or who was retained by a Borrower to so act relating to the transactions contemplated hereunder are due in connection with the this Agreement, the Loan Documents or the transactions contemplated hereunder or thereunder.


* Confidential Treatment Requested

                            6.  CONDITIONS OF CLOSING

          The obligation of each of the Banks to make Term Loans to the Borrowers hereunder is subject to the satisfaction, on or before the Closing Date, of the following conditions:

     6.1  Loan Documents.  The Banks and the Agent shall have received a fully
          --------------
executed counterpart of each of the Loan Documents, each of which shall be in full force and effect and no term or condition thereof shall have been amended, modified or waived, and the transactions contemplated therein to be consummated hereunder and thereunder (including the payment of all fees and other charges) on or prior to the Closing shall have been consummated.

     6.2  Legal Opinions.  The Banks and the Agent shall have received a legal
          --------------
opinion from each of (a) DeCampo, Diamond & Ash, special counsel to the Borrowers and the Guarantors; (b) Arthur L. Burns, Esq., general counsel to the Borrowers and the Guarantors; (c) David King, Esq., special Barbados counsel to Ltd.; and (d) Bruce Campbell & Co., special Cayman Islands counsel to Corp., all of which legal opinions shall be in form and substance satisfactory to the Banks.

     6.3  Representations and Warranties, No Default.  The representations and
          ------------------------------------------
warranties contained in Section 5 shall be true and correct and the conditions set forth in this Section 6 shall have been satisfied on and as of the Closing Date as if restated at and as of the Closing Date, there shall exist on the Closing Date no Default or Event of Default, and each of the Borrowers shall have delivered to the Banks an Officer's Certificate, dated the Closing Date, to each such effect.

     6.4  Evidence of Title to Collateral, Absence of Liens on Collateral,
          ----------------------------------------------------------------
Collateral Certificate and Stamping of Original Leases.
- ------------------------------------------------------

          (a) Prior to the Closing, the Banks shall have received true, correct and complete copies of the certificates of title or similar document for the Chassis and Trailers covered by certificates of title included in the Collateral.

          (b) Prior to the Closing Date, the Banks shall have received the following: (i) to the extent reasonably available, evidence of title to the Containers included in the Collateral showing that the relevant Borrower has good and marketable title to such Containers; (ii) search reports of the records of the applicable offices where UCC financing statements, Federal tax liens and judgments are filed showing that such Containers, Trailers and Chassis not covered by certificates of title included in the Collateral are (except for the CoreStates Lien, a release of which shall be delivered by the Borrowers pursuant to Section 6.4(c) hereof) free and clear of Liens of record; (iii) an affidavit executed by an officer of the relevant Borrower of such Borrower's ownership of, and good and marketable title to such Containers, Trailers and Chassis free and clear of Liens other than Permitted Liens, which affidavit shall be in form and substance satisfactory to the Banks and their special counsel; (iv) a legal opinion of Arthur L. Burns, Esq., general counsel to the Borrowers, in form and substance satisfactory to the Banks and their special counsel, as to the relevant Borrower's having good and marketable title to such Containers, Trailers and Chassis free and clear of Liens of record.

          (c) Prior to the Closing, the special counsel to the Banks, Agent and Collateral Agent shall have received from * , a letter releasing its lien on the Collateral (the "CoreStates Lien"), executed by * as secured party, which letter such counsel shall hold in escrow pending receipt of written instructions from * to such counsel to release such letter from escrow.

          (d) Prior to the Closing, the Banks shall have received the following: (i) search reports of the records of the applicable offices where UCC financing statements, Federal tax liens and judgments are filed showing that the Leases and Direct Finance Leases are (except for the CoreStates Lien, a release of which shall be delivered by the Borrowers on or prior to the Funding Date pursuant to Section 6.4(c) hereof) free and clear of Liens of record; (ii) an affidavit executed by an officer of the relevant Borrower of such Borrower's ownership of, and good and marketable title to the Leases and Direct Finance Leases free and clear of Liens other than Permitted Liens, which affidavit shall be in form and substance satisfactory to the Banks and their special counsel; and (iii) a legal opinion of Arthur L. Burns, Esq., general counsel to the Borrowers, in form and substance satisfactory to the Banks and their special counsel, as to the relevant Borrower's having good and marketable title to such Leases and Direct Finance Leases free and clear of Liens of record.

          (e) Prior to the Closing, the Banks shall have received a Collateral Certificate, dated as of the date of the Closing, executed by an officer of each Borrower with respect to all the Collateral referred to in paragraphs (a), (b) and (d) above.

          (f)  The Leases.  Prior to Closing, the Borrowers shall have stamped
               ----------
the language set forth in Schedule 7.29(x)(i) on the front cover or other conspicuous space of Leases and Direct Finance Leases relating to at least 90% of the aggregate Collateral Value of Financed Equipment covered by Leases and of Direct Finance Leases.

     6.5  Corporate Proceedings and Documents.  Each Borrower shall have taken
          -----------------------------------
all necessary corporate action to authorize the transactions contemplated by the Loan Documents to the reasonable satisfaction of the Banks and their special counsel, and the Banks and their special counsel shall have received evidence of such proceedings, together with such other corporate documents and certificates reasonably requested by the Banks and their special counsel including, without limitation, charter documents, certificates of good standing and certificates of incumbency of officers, in form and substance satisfactory to the Banks and their special counsel.

     6.6  Taxes.  All Taxes, fees and other charges payable in connection with
          -----
the execution, delivery, recording, publishing and filing of the Loan Documents, and the issue, sale and delivery of the Notes to be delivered on the Closing Date shall have been paid in full by the Borrowers and the Banks and their special counsel shall have received evidence of any such payment or arrangements for any such payment satisfactory to the Banks and their special counsel.


* Confidential Treatment Requested

     6.7  UCC Financing Statements; Applications to Note Liens on Certificates
          --------------------------------------------------------------------
of Title.
- ---------

          (a) At the Closing, all UCC financing statements (covering the Collateral other than Chassis and Trailers which are covered by certificates of title), naming the relevant Borrower, as debtor, and the Collateral Agent, as secured party, all certificates of title for Chassis and Trailers included in the Collateral, applications to note the Lien of the Collateral Agent in any Collateral covered by such certificates of title, the Security Agreement and all other documents and instruments required under other applicable laws, shall have been duly executed and delivered to special counsel to the Banks and the Collateral Agent, in appropriate form for filing together with the applicable filing fees with respect thereto, in all jurisdictions that the Banks deem necessary or desirable in order to perfect the Liens of the Collateral Agent on behalf of the Banks in the Collateral.

          (b) By the Closing, the Borrowers shall have filed one or more precautionary UCC financing statements against any lessee and any sublessee (if located in the United States, and if not located in the United States then in the jurisdiction where such lessee or sublessee is located in compliance with the filing requirements of such jurisdiction, and if located in a jurisdiction which is not part of the United States and which does not provide for perfection of such security interest by filing of recording in such jurisdiction, then in accordance with the laws of that jurisdiction in the United States in which such lessee or sublessee has its major executive office, if any) under all Direct Finance Leases of Equipment not subject to a certificate of title and assignments of such UCC financing statements in favor of the Collateral Agent.

          (c) Not later than one hundred fifty (150) days subsequent to the Closing Date, the Borrowers shall have given to the Collateral Agent search reports of the records of the applicable offices where UCC financing statements, Federal tax liens and judgments are filed covering the period from the latest date covered by both of the search reports delivered pursuant to Sections 6.4(b)(ii) and 6.4(d)(i) through a date subsequent to the Closing Date, evidencing the Lien of the Collateral Agent in the Collateral other than the Chassis and Trailers which are covered by certificates of title, showing that such Collateral is free and clear of any blanket Liens of record other than Permitted Liens and showing the filing information with respect to the UCC Financing Statements referred to in Subsection 6.7(a) above.

     6.8  Loan Permitted By Applicable Laws.  The making of each of the Term
          ---------------------------------
Loans by the relevant Banks on the Closing Date on the terms and conditions herein provided (including the use of the proceeds of such Term Loans by the Borrowers pursuant to Section 2.2) shall not violate any law or governmental regulation in any jurisdiction to which any Bank is subject and shall not subject any Bank or the Collateral Agent to any Tax, penalty, liability or to jurisdiction as a domiciliary or resident of or other onerous condition under or pursuant to any applicable law or governmental regulation in any jurisdiction, and such Bank shall have received such certificates, legal opinions or other evidence as it or its special counsel may request to establish compliance with this condition.

     6.9  Participation in Term Loans by Other Banks.  Simultaneously with the
          ------------------------------------------
making of Term Loans by each Bank, all of the other Term Loans to be made by the other Banks, as set forth on Schedule 1 attached hereto, shall be made by such
                             ----------
other Banks.

     6.10 Other Documents.  The Banks and the Agent shall have received all such
          ---------------
other agreements, documents, instruments and certificates and evidence that all action shall have been taken as is reasonably requested by the Banks or their special counsel in order to effect the transactions contemplated hereby and by the other Loan Documents.

     6.11 Legal Matters.  All legal matters incident to the purchase of the
          -------------
Notes, the Collateral and the transactions relating thereto shall be satisfactory to special counsel for the Banks and the Agent.

     6.12 Expenses.  At the Closing, upon presentation of invoices therefor, the
          --------
Borrowers shall pay all fees and expenses relating to this Agreement, all other Loan Documents or the transactions contemplated hereunder and thereunder including but not limited to:

          (a) the reasonable fees and disbursements of all the Banks' and the Agent's special counsel;

          (b) all costs and expenses relating to this Agreement, all other Loan Documents, the transactions contemplated hereunder and thereunder.

     6.13 Compliance with This Agreement.  The Borrowers shall have performed
          ------------------------------
and complied with all agreements and conditions contained herein or in the other Loan Documents which are required to be performed or complied with by the Borrowers before or at the Closing Date to the satisfaction of the Banks and their special counsel.

     6.14 Collateral Administration Agreement.  The Borrowers shall have
          -----------------------------------
delivered a certified copy of the Collateral Administration Agreement to the Banks.


                                  7.  COVENANTS

          COVENANTS OF BORROWERS.  Each of the Borrowers hereby covenants and
          ----------------------
agrees that from the date of this Agreement and so long as any Obligations or other amounts under the Notes and hereunder are outstanding, such Borrowers will comply with the following covenants:

     7.1  Maintenance of Corporate Existence.  Each of the Borrowers shall
          ----------------------------------
preserve and keep in full force and effect its corporate existence and all franchises, rights and privileges necessary to the proper conduct of its business, including, without limitation, all necessary franchises, patents, licenses, trademarks, trademark rights, trade names, trade name rights, fictitious name authorizations or certificates and copyrights, without any unlawful conflict with franchises, patents, licenses, trademarks, trademark rights, trade names, trade name rights, fictitious name authorizations or certificates and copyrights of others which conflict may materially and adversely affect such Borrower or interfere with the conduct of such Borrower's business or may result in an action brought against such Borrower for such violation which action may materially and adversely affect such Borrower or interfere with the conduct of such Borrower's business.

     7.2  Amendments.  Each of the Borrowers shall (a) promptly deliver to the
          ----------
Banks and the Agent copies of any amendments or modifications to its certificate of incorporation, bylaws and organizational documents and/or other documents of formation, as the case may be, certified, with respect to the certificate of incorporation, by the Secretary of State of the jurisdiction of incorporation, or by the appropriate official of its jurisdiction of formation, as the case may be, and, with respect to the bylaws, by the secretary of such Borrower and
(b) promptly deliver to the Banks and the Agent a certificate of the incumbency of its officers whenever a change in such incumbency has occurred.

     7.3  Compliance.  Each of the Borrowers shall comply with all laws,
          ----------
ordinances, rules and regulations of any foreign, federal, state or local government, or any instrumentality or agency thereof, applicable to it, including, without limitation, the Fair Labor Standards Act, now or hereafter in effect, and all international laws, ordinances, rules and regulations, the failure to comply with which may have a materially adverse effect on any Borrower or on its ability to perform its Obligations under any of the Loan Documents, any material agreement, document or instrument to which it is a party, or on the Collateral or on the Banks or the Collateral Agent in enforcing their rights hereunder against any Borrower or the Collateral.

     7.4  Taxes.  Each of the Borrowers shall pay and discharge, as they become
          -----
due, all Taxes, assessments, debts, claims and other governmental or non-governmental charges lawfully imposed upon it or incurred by it or its properties and assets, except Taxes, assessments, debts, claims and charges contested in good faith in appropriate proceedings and for which any Borrower shall have set aside adequate reserves for the payment of such Tax, assessment, debts, claims or charges. Such Borrower shall provide the Agent, upon the Agent's request, evidence of payment of such Taxes, assessments, debts, claims and charges. If such Borrower fails to pay such Taxes, assessments, debts, claims or charges when due, and is not contesting the same in good faith or has not set aside adequate reserves for the payment thereof, the Agent may discharge the same, and any amounts so advanced by the Agent for such purposes shall be added to the Obligations of such Borrower secured by the Collateral and shall bear interest at the overdue rate set forth in such Notes relating to such Taxes, assessments, debts, claims or charges.

     7.5  Preservation of Assets.  Each of the Borrowers shall maintain,
          ----------------------
preserve and keep or cause to be maintained, preserved and kept, all its properties, Equipment and assets, including the Collateral, in accordance with industry standards, and make, or cause to be made, all necessary or appropriate repairs, renewals, replacements, substitutions, additions, betterments and improvements thereto so that efficiency of all such property and assets shall at all times be properly preserved and maintained in accordance with industry standards.

     7.6  Insurance.  Each of the Borrowers shall maintain, with financially
          ---------
sound and reputable insurance companies, such insurance on its properties, businesses and assets, including, without limitation, the Collateral, against casualty, general liability, worker's compensation and such other insurable interests and in such amounts as is consistent with practices generally followed in the container industry for companies of comparable size and shall pay all premiums thereon when due. The all risk insurance policies with respect to the Collateral shall initially cover $3,500,000 in physical damage in respect of any one occurrence, shall name the Collateral

Agent for the benefit of the Banks and the Banks as additional insureds and loss payees, and the liability insurance policies with respect to the Collateral shall initially cover $50,000,000 in any one occurrence and in the aggregate and shall name the Collateral Agent and the Banks, as additional insureds. All such policies of insurance shall provide for at least thirty (30) days' advance notice in writing to the Collateral Agent of any cancellation or modification thereof and, with respect to all risk casualty insurance only, contain a "breach of warranty clause" whereby the insurer agrees that a breach of the insuring conditions or any negligence by any Borrower, or any other Person, shall not invalidate the insurance as to the Collateral Agent, the Banks and their respective successors and assigns. If any Borrower fails to pay the premiums on any such insurance or maintain such insurance in effect, the Collateral Agent shall have the right (but shall be under no duty) to pay such premiums for such Borrower's account and take all such action (at such Borrower's expense) as the Collateral Agent deems necessary to keep such insurance in effect. Such Borrower shall repay to the Collateral Agent any sums which the Collateral Agent shall have so paid, together with interest thereon at the Euro-Rate then in effect, if the Euro-Rate Option is then applicable to any Borrowing Tranche, and otherwise at the Base Rate then payable by such Borrower on the Term Loans.
Such Borrower, upon the Collateral Agent's request, shall (a) deliver to the Collateral Agent a detailed list of insurance then in effect, stating the names of the insurance companies, the amounts and rates of the insurance, dates of expiration thereof and the properties and risks covered thereby; (b) obtain, within thirty (30) days after notice from the Collateral Agent, such additional insurance as described in this Section 7.6 which is reasonably required by the Collateral Agent and which is consistent with practices generally followed in the container industry for companies of comparable size; (c) provide to the Collateral Agent and Banks copies of all insurance policies relating to its properties, business and assets; and (d) assign to the Collateral Agent all rights to receive proceeds of any such insurance with respect to the Collateral and direct all insurers to pay all proceeds directly to the Collateral Agent. Each of the Borrowers hereby authorizes the Collateral Agent to endorse any draft for such proceeds. Notwithstanding anything contained herein, each of the Borrowers shall have the option to (i) use all said proceeds received by the Collateral Agent with respect to the Collateral to pay down the outstanding amount of the Term Loans on a pro rata basis in inverse order of the scheduled
                              --- ----
principal payments thereof without priority of any one such Term Loan over any other such Term Loan together with any amounts due under Section 4.6 hereof, or
(ii) receive said proceeds from the Collateral Agent, provided, that (a) no
                                                      --------  ----
Default or Event of Default shall have occurred and be continuing and (b) such Borrower shall provide the Banks with substitute Collateral having a Collateral Value sufficient to maintain the aggregate Collateral Value of such Borrower at an amount equal to or exceeding the amount required pursuant to Section 7.27 hereof, which Collateral may be purchased with the proceeds of such insurance, provided said substitute Collateral shall be the subject of a valid first perfected Lien in favor of the Collateral Agent for the benefit of the Banks subject to no other Liens.

     7.7  Liens and pledges of shares in Restricted Subsidiaries.  None of the
          ------------------------------------------------------
Borrowers shall, directly or indirectly, (a) permit to exist any Liens with respect to the Collateral other than Liens in favor of the Banks or the Collateral Agent or Permitted Liens; nor (b) pledge any shares owned by it in Restricted Subsidiaries. The relevant Borrower shall ensure that appropriate notations of the Liens of the Collateral Agent are made on the relevant certificates of title for Chassis and Trailers which are included in the Collateral and which are covered by certificates of title and that UCC financing statements, naming the relevant Borrower, as debtor and the Collateral Agent, as secured party, are filed for Chassis and Trailers which are included in the Collateral and which are not covered by certificates of title, for Containers, for Leases and for Direct Finance Leases, and that Leases and Direct Finance Leases have been stamped pursuant to Section 7.29(b), in each case with respect to Chassis, Containers, Trailers, Leases and Direct Finance Leases which are included in the Collateral after the Closing Date.

     7.8  Litigation.  The Borrowers shall promptly notify all of the Banks and,
          ----------
with respect to the Collateral, the Collateral Agent (a) of any litigation, actions, proceedings, claims or investigations (collectively, "Claims") pending
                                                               ------
or threatened, in which a recovery of in excess of $2,000,000 is sought against any Borrower or of the entry of any judgment in excess of $2,000,000 against any Borrower, which Claims or judgments are not fully covered by insurance (subject to deductibles) in respect of which the carrier has not disclaimed liability or
(b) of any of the Collateral becoming subject to any Liens securing or relating to Claims or judgments in excess of $500,000, other than Liens in favor of the Banks or the Collateral Agent.

     7.9  Line of Business.  None of the Borrowers shall materially change its
          ----------------
present lines of business as described in Section 5.4 and including businesses
                                          -----------
related thereto, nor will Interpool permit any Restricted Subsidiary to engage in any business other than such present lines of business or any other business related thereto.

     7.10 Chief Offices; Places of Business; Character of Collateral.  The
          ----------------------------------------------------------
Borrowers shall notify the Collateral Agent in writing at least thirty (30) days in advance of (a) any change of location of its Chief Office and (b) the change, elimination or opening of any chief executive office of any Borrower or (c) any change in the place where such Borrower maintains its records as to the Collateral such that such records are not located at such Borrower's Chief Office. Each Borrower shall notify the Collateral Agent in writing promptly following a change in any of the Financed Equipment such that any of such Financed Equipment ceases to be either "mobile goods" or "goods covered by a certificate of title", in each case within the meaning of the UCC. Each Borrower shall notify the Collateral Agent in writing within five (5) days if there is a change in the character of any of the Collateral such that it constitutes an "instrument" (other than an "instrument" which constitutes part of "chattel paper") within the meaning of the UCC.

     7.11 Financial Statements.  The Borrowers shall deliver to the Banks the
          --------------------
following:

          (a) Within forty-five (45) days after the end of each quarterly fiscal period of Interpool (commencing with the quarter ending March 31, 1996 and continuing until all of the Obligations under this Agreement and the other Loan Documents are satisfied), company prepared unaudited consolidated financial statements for Interpool and its consolidated subsidiaries in comparative form showing the corresponding figures for the preceding year prepared in accordance with GAAP, along with a certificate by an authorized officer of Interpool which shall include an attestation by such officer briefly stating he has reviewed such unaudited consolidated financial statements and that he has reviewed the relevant provisions of this Agreement including Section 7 together with supporting computations and stating whether his examination has disclosed the existence of any Default or Event of Default and, if so, specifying the nature and period of existence thereof and actions management proposes to undertake to cure the same.

          (b) Within ninety (90) days after the end of each fiscal year of Interpool, a consolidated balance sheet of Interpool and its consolidated subsidiaries as of the end of such year and the related consolidated statements of income, statements of cash flows and statements of shareholders' equity for such year audited, without qualification, by Arthur Andersen LLP. or another independent "Big Six" certified public accounting firm, showing in comparative form the corresponding figures as at the end of and for the preceding financial year. In addition, such accountants shall issue a statement in connection with their audit as to whether anything has come to their attention that would cause them to believe that the Borrowers were not in compliance with any of the terms, covenants or conditions of Section 7.19 of this Agreement, it being understood
                           ------------
that their audit was not directed primarily to obtaining knowledge of such non-compliance and if any such non-compliance is indicated, specifying the nature and period of existence thereof, together with a certificate of an authorized officer with respect to such financial statements covering the same matters referred to in the first three quarters' attestations delivered pursuant to
Section 7.11(a) and actions management proposes to undertake to cure the same.

          (c) (i) Within sixty (60) days after the end of each calendar quarter until all of the Obligations outstanding are satisfied, a Collateral Certificate showing Collateral Value and the amount of the unpaid principal amounts outstanding of the Term Loans, an equipment status report sent to the Collateral Agent for Collateral (indicating the Collateral located at depots or under lease) and an aging of all accounts receivable (including lease receivables covering the Equipment and other equipment) of Interpool and its consolidated subsidiaries, as at the end of such calendar quarter, in form and substance reasonably satisfactory to the Banks.

           (ii) Within sixty (60) days after the end of each quarterly fiscal period of Interpool (commencing with the quarter ending March 31, 1996 and continuing until all of the Obligations under this Agreement and the other Loan Documents are satisfied), an Equipment utilization report (showing the percentage of Equipment under lease) with respect to Equipment owned and managed by Interpool and its consolidated subsidiaries.

          (d) Copies of all formal, written notices or reports, if any, fur-nished to a Borrower by its independent certified public accountants in connection with each fiscal year audit of the financial statements of such Borrower made by such accountants.

          (e) Such additional financial information with respect to the Borrowers and information with respect to the Collateral as the Banks may from time to time reasonably require.

          (f) Promptly after the filing thereof, copies of all financial statements and reports (including all exhibits or schedules annexed thereto or filed therewith) which are material to any Borrower and which such Borrower may file with the Securities and Exchange Commission of the United States or any public body succeeding to the functions of that Commission and which are generally available to the public.

          (g) Upon any addition to the Collateral pursuant to Section 4.8 or any other provision of this Agreement or the other Loan Documents, the related Borrower shall furnish to the Banks and the Agent a certificate of such Borrower (in the form of Exhibit H attached hereto).
                ---------

     7.12 Books and Records.  Each of the Borrowers shall, at all times and in
          -----------------
accordance with GAAP keep complete and accurate books and records concerning its business, affairs and operations and concerning its properties and assets, including, without limitation, the Collateral, and shall deliver, or cause to be delivered to the Collateral Agent promptly upon the Collateral Agent's request, from time to time, with respect to the Collateral (i) after an Event of Default occurs, to the extent in its possession, all instruments and chattel paper (including all executed copies thereof) representing or evidencing the Collateral or proceeds of the Collateral subject to the Collateral Agent's compliance with the last sentence of Section 7.29(a); (ii) after an Event of Default occurs, to the extent in its possession or control, all original invoices, original bills of lading, documents of title, all Leases covering Financed Equipment and Direct Finance Leases included in the Collateral, original contracts, chattel paper, instruments, and any other writings relating to the Collateral; and (iii) such other information to the extent in its possession or control with respect to any of the Collateral as the Collateral Agent may, in its sole discretion, deem to be necessary or effectual to evidence the transactions contemplated hereby or to evidence, enforce or perfect the Collateral Agent's Lien in the Collateral, or to carry into effect the provisions and intent of this Agreement or other Loan Documents delivered pursuant hereto, all at the sole expense of the Borrowers.

     7.13 Inspection.  The Borrowers shall, from time to time and during normal
          ----------
business hours, on reasonable notice, permit the Banks or the Agent to inspect or examine the properties and assets of the Borrowers, including, without limitation, the Collateral, to the extent the Collateral is in the possession or control of the Borrowers or could be so inspected or examined under the terms of applicable Leases with respect thereto, and further to examine, check, make copies of, or extracts from, any of the Borrowers' books, records, journals, receipts, orders, correspondence, other data, or orders and accounts receivable of the Borrowers and to permit the Banks and the Agent to hold discussions with the Borrowers' officers and auditors and the Borrowers shall instruct such officers and request such auditors to hold such discussions. If a Default or Event of Default has occurred and is continuing (a) all of the foregoing shall be at the Borrowers' expense, (b) the Banks or the Agent may independently verify the orders and accounts receivable of the Borrowers at the Borrowers' expense, and (c) the Banks shall have the right to audit (or cause to be audited by certified public accountants) all of the foregoing items of the Borrowers at the Borrowers' expense.

     7.14 ERISA and the Securities and Exchange Commission.  Each of the
          ------------------------------------------------
Borrowers shall furnish to the Banks and, with respect to the Collateral, the Agent (a) as soon as possible and in any event within thirty (30) days after such Borrower or a duly appointed administrator of a Plan knows or has reason to believe that any Reportable Event has occurred with respect to any Plan, a statement of an authorized officer of such Borrower setting forth details as to such Reportable Event and the action which such Borrower proposes to take with respect thereto, together with a copy of the notice of such Reportable Event given to the PBGC or a statement that said notice will be filed with the annual report to the United States Department of Labor with respect to such Plan if required under applicable regulations; (b) promptly after receipt thereof, a copy of any notice a Borrower or any other member of a Controlled Group may receive from the United States Department of Labor, the Internal Revenue Service or the PBGC with respect to any deficiency with respect to any Plan; (c) in the event any stock of any Borrower is ever offered pursuant to a registration statement filed with the Securities and Exchange Commission, promptly after the sending of, making available or filing of the same, copies of any proxy statements and financial statements which such Borrower shall send or make available to all of its stockholders, and any registration statements and any reports which such Borrower shall file with the Securities and Exchange Commission; and (d) promptly after receipt thereof, a copy of any notice a Borrower may receive indicating an actual or potential violation of any environmental law or regulation.

     7.15 Use of Proceeds.  The Borrowers shall use the proceeds of the Term
          ---------------
Loans solely in accordance with the provisions of Section 2.2.

     7.16 Further Assurances.  The Borrowers shall procure, execute and deliver
          ------------------
to the Collateral Agent any security agreement, financing statement, or other writing and take all such other actions as the Collateral Agent may reasonably require to evidence, preserve, protect or enforce the Collateral Agent's rights and interests to or in the Collateral.

          If any lessee under a Direct Finance Lease has or establishes an executive office in the United States or with respect to any Direct Finance Leases which are added to the Collateral the facts and circumstances are such that a precautionary financing statement against the lessee thereunder may be filed in any jurisdiction in the United States, one of the Borrowers shall duly file against the lessee under such Direct Finance Lease precautionary Uniform Commercial Code Financing Statements which adequately identify the Equipment subject to such Lease and which are accurate in all other respects in favor of such Borrower, identifying the Collateral Agent, as agent for the Banks, as assignee of the secured party thereunder, in accordance with the laws of that jurisdiction in the United States in which such lessee has or has established its major executive office or in which the facts and circumstances permit the filing of a precautionary Financing Statement.

     7.17 Government Contracts.  No Financed Equipment covered by contracts with
          --------------------
the United States or any other governmental entity or any of their respective departments, agencies or instrumentalities shall be deemed to constitute Collateral unless and until (a) the Borrowers shall have notified the Collateral Agent and executed any writings and taken all such other actions as the Collateral Agent may require in order that all money due or to become due under such contracts shall be assigned to the Collateral Agent and (b) proper notice of the assignment has been given under and all other actions have been taken which are required under the Federal Assignment of Claims Act or other applicable law to the reasonable satisfaction of the Banks.

     7.18 Sell, Merge, Consolidate, etc.  None of the Borrowers shall:
          ------------------------------

          (a) Sell, abandon, or otherwise dispose of all or any substantial part (which shall be deemed to constitute an amount in excess of 20% of the consolidated assets of Interpool and its Restricted Subsidiaries), of its properties or assets in any 12 month period unless (i) it either (A) reinvests the proceeds from such transactions in excess of 20% of such consolidated assets in its principal businesses as described in Section 5.4
                                                                     -----------
or other investments permitted hereunder provided that such investments are fully liquidated and the proceeds thereof are invested in such principal businesses within twelve (12) months from the date of such transaction, and/or
(B) prepays the Term Loans on a pro rata basis in inverse order of the scheduled
                                --------
principal payments thereof without priority of any one such Term Loan over any other such Term Loan in the amount of such excess of 20% of such consolidated assets, subject to payment of any amounts due under Section 4.6 hereof, or (ii) such transaction occurs entirely among the Borrowers and the Restricted Subsidiaries.

          (b) Consolidate with or merge into any Person or permit any merger of any other Person into any Borrower or acquire all or substantially all the assets of any Person, unless such Borrower is the surviving corporation (and if one of the Borrowers involved in such transaction is Interpool, Interpool is the surviving corporation) or the survivor expressly assumes the Obligations of such Borrower and following and giving effect to such merger, consolidation or acquisition, no Default or Event of Default exists or shall result under any Loan Document, the Collateral Agent continues to have a first perfected security interest in the Collateral under the UCC, reflected on the certificates of title or through a filing with the Surface Transportation Board, as applicable to the relevant Collateral subject to no other Liens, other than Permitted Liens and the Borrowers, including the surviving corporation, may issue at least $1.00 of additional Funded Debt without any Default or Event of Default resulting hereunder.

          (c) Alter the existing capital stock structure of any Borrower or take any other action such that (i) Interpool owns less than 75% of the common stock of Ltd. or 75% of the common stock of Trac Lease, Inc., (ii) Interpool holds less than 75% of the voting rights in Ltd. or 75% of the voting rights in Trac Lease, Inc. or (iii) Ltd. owns directly or indirectly less than 75% of Corp. or (iv) Ltd. holds directly or indirectly less than 75% of the voting rights in Corp.

          (d) Sell, assign, transfer, discount, securitize or otherwise dispose of any Lease, or any interest therein, with or without recourse, except in the ordinary course of its business as presently conducted.

     7.19 Financial Covenants.  So long as the Obligations remain outstanding
          -------------------
under any of the Loan Documents (subject to the provisions of Section 7.19(e)):

          (a) Interpool shall cause Tangible Net Worth to be greater than $125,000,000 at all times.

          (b) Neither Interpool nor any of its Restricted Subsidiaries shall incur any Funded Debt unless after giving effect to such incurrence of Funded Debt (i) the ratio of Funded Debt to Tangible Net Worth is not greater than 4 to 1; and (ii) the sum of Pro-Forma Fixed Charges for Interpool and its Restricted Subsidiaries would have been covered at least 1.5 times by the sum of Earnings Available for Fixed Charges for Interpool and its Restricted Subsidiaries for the most recent four (4) fiscal quarters preceding the date of determination.

          (c) Interpool shall not permit the ratio, which shall be calculated on a quarterly basis, of (i) the sum of Earnings Available for Fixed Charges plus Depreciation for Interpool and its Restricted Subsidiaries for the four (4) fiscal quarters immediately preceding the date of determination to (ii) the sum of Fixed Charges for Interpool and its Restricted Subsidiaries for the four (4) fiscal quarters immediately preceding the date of determination to be less than
1.5 to 1.

          (d) Neither Interpool nor its Restricted Subsidiaries shall make any Restricted Payments if the aggregate amount of all Restricted Payments made subsequent to June 30, 1993 would exceed the sum of $5,000,000 plus 75% of the sum of (i) Net Earnings of Interpool and its Restricted Subsidiaries (minus 100% of any net loss) subsequent to June 30, 1993; (ii) the net cash proceeds received after June 30, 1993 from the sales (other than to Interpool or its Subsidiaries) of shares of common stock and preferred stock of Interpool or any Restricted Subsidiary which does not provide for mandatory redemption thereof or sinking fund payments with respect thereto; and (iii) the face value of any debt exchanged or converted into common or preferred stock, which preferred stock does not provide for mandatory redemption thereof or sinking fund payments with respect thereto.

          (e) If the Collateral is terminated pursuant to Section 4.9(a) then, from and after the date of such termination up to and until such time, if any, as the Borrowers again secure the Obligations with Collateral in accordance with
Section 4.9(d), the Borrowers shall not be required to comply with the financial covenants set forth in Sections 7.19(a), (b) and (c) and shall, instead be
                                    ----------------
required to comply with the following financial covenants:

            (i) Interpool shall cause Tangible Net Worth to be greater than $125,000,000;

           (ii) Neither Interpool nor any of its Restricted Subsidiaries shall incur any Funded Debt unless after giving effect to such incurrence of Funded Debt (A) the ratio of Funded Debt to Tangible Net Worth is not greater than 3 to 1; and (B) the sum of Pro-Forma Fixed Charges for Interpool and its Restricted Subsidiaries would have been covered at least 1.75 times by the sum of Earnings Available for Fixed Charges for Interpool and its Restricted Subsidiaries for the most recent four (4) fiscal quarters preceding the date of determination;

          (iii) Interpool shall not permit the ratio, which shall be calculated on a quarterly basis, of (i) the sum of Earnings Available for Fixed Charges plus Depreciation for Interpool and its Restricted Subsidiaries for the four (4) fiscal quarters immediately preceding the date of determination to (ii) the sum of the Fixed Charges for Interpool and its Restricted Subsidiaries for the four (4) fiscal quarters immediately preceding the date of determination to be less than 1.75 to 1.

     7.20 Payment of Obligations.  Each Borrower shall pay all obligations
          ----------------------
material to its business when due (taking into account any grace periods granted in respect thereof) other than those disputed by it in good faith, if failure to pay might have a material adverse affect on the business, conditions (financial or otherwise), prospects or creditworthiness of a Borrower.

     7.21 Notice of Default.  Each Borrower shall promptly but in any event
          -----------------
within three (3) Business Days after obtaining knowledge thereof furnish the Agent and the Banks with a statement of the occurrence of any Event of Default or Default, specifying the nature and period of existence thereof and what action management of such Borrower proposes to take with respect thereto. If a Borrower receives a notice of Default from any creditor or Person other than the Agent and the Banks, such Borrower shall deliver to the Agent and the Banks a copy of such notice of Default, immediately upon receipt thereof. In the event that the Borrowers have cured such Default within any applicable cure period provided therefor, such cure shall have the effect of remedying any failure of the Borrowers to give notice relating to such Default.

     7.22 Lock Box.  Upon the occurrence of an Event of Default and at the
          --------
request of the Required Banks or the Agent acting on the instructions of the Required Banks, the Borrowers will establish a lock box in respect of the Collateral and all proceeds thereof at a location satisfactory to the Banks and the Agent, and take all such action and execute all agreements, documents, letters and instruments which the Agent deems appropriate in its sole discretion to establish and maintain said lock box.

     7.23 Additional Costs.  (a)  In the event that any change in or adoption of
          ----------------
any applicable law, regulation or guideline, or any interpretation thereof by any governmental authority charged with the administration thereof, not published on or prior to the date hereof, subjects a Bank to any Tax of any kind whatsoever with respect to the Term Loans made by such Bank, or changes the basis of taxation of payments to such Bank of any fees, principal or interest payable on such Term Loans (except for changes in the rate of tax based solely on the overall net income of such Bank) or imposes, modifies or deems applicable any reserve requirement against assets held by, or other liabilities in or for the account of, or loans by, such Bank, or imposes on such Bank, directly or indirectly, any of the conditions affecting the relevant Term Loans, and the result of any of the foregoing is to increase the cost to such Bank of purchasing or holding the relevant Term Loans by an amount which such Bank deems to be material, then upon demand by such Bank made promptly upon such event, the Borrowers will pay to such Bank, upon its demand, the additional amount or amounts necessary to compensate such Bank for such additional cost. Absent manifest error, such Bank's statement shall be conclusive as to any additional amount to be paid. Such Bank shall supply the Borrowers with such information related to any such Taxes, taxation or reserve requirement as is available to such Bank and is not confidential. In the event that any such additional cost arises and is demanded by a Bank from a Borrower, such Borrower shall have the right to prepay the Notes of such Bank, together with payment of accrued interest thereon and any amounts payable under Section 4.6 hereof.

     The Borrowers shall pay to the Banks all principal of, and interest on, the amount outstanding on the Notes and all their other Obligations under the Loan Documents free and clear of and without deduction or withholding for any present or future license, registration or other fees, taxes or other amounts for or on account of levies, imposts, duties, deductions, withholdings or other charges assessed by any governmental or taxing authority, excluding income and franchise taxes imposed on a Bank by a jurisdiction under which such Bank is organized or operating in connection with this Agreement or any political subdivision thereof (the "Taxes"). In the event any Borrower is or may become required to pay any
      -----
such costs,
such Borrower may elect to prepay the Term Loans, together with accrued interest thereon, and any additional costs associated with such prepayment.

          (b)  Subject to Section 10.17 of this Agreement, if a Borrower shall
                          -------------
be required to withhold or deduct Taxes from any sum payable hereunder, (i) the sum payable shall be increased as may be necessary so that the amount received is equal to the sum which would have been received had no withholdings or deductions been made, (ii) such Borrower shall make such necessary withholdings and deductions, and (iii) such Borrower shall pay the full amount withheld or deducted to the relevant authority according to applicable law so that any Bank shall not be required to make any deduction or payment of Taxes.

     7.24 Transactions with Related Parties.  The Borrowers will not and will
          ---------------------------------
not permit any Restricted Subsidiary to enter into any transaction or arrangement with any Related Party, including the purchase from, sale to or exchange of property with or lease of Financed Equipment to or from (as Lessor or lessee, respectively) or rendering of any service by or for, any Related Party, except in the ordinary course of business and pursuant to the reasonable requirements of the Borrowers and such Restricted Subsidiary and upon fair and reasonable terms no less favorable than would be obtained in a comparable arm's length transaction with a Person other than a Related Party.

     7.25 Permitted Investments.  Neither Interpool nor any of its Restricted
          ---------------------
Subsidiaries shall make cash or cash equivalent investments in, loans or advances to or guarantee the obligations of, any Person except investments not prohibited under the terms of any loan or note purchase agreement to which any of the Borrowers is a party.

     The foregoing provision of this Section 7.25 shall not be deemed to limit the transactions in which the Borrowers are permitted to engage in accordance with the provisions of Section 7.18.

     7.26 Leases.  At all times following the occurrence and during the
          ------
continuance of an Event of Default and upon the lock box provided for in Section
7.22 being established, the Borrowers shall immediately notify the Collateral Agent of the cancellation of any Lease with a term of one (1) year or more.

     7.27 Maintenance of Collateral Value.  At all times (other than such time
          -------------------------------
that the Term Loans are permitted to be unsecured pursuant to Section 4.9 hereof) each of the Borrowers shall maintain the aggregate Collateral Value of its Collateral at an amount not less than the amount determined by multiplying
(i) the outstanding principal balance of the Term Loans of such Borrower by (ii) the Required Collateral Ratio of such Borrower.

     7.28 Lien on Cash Collateral.  The Borrowers shall, at all times, cause all
          -----------------------
Cash Collateral to be subject to a first priority perfected security interest in favor of the Collateral Agent for the benefit of the Banks and subject to no other liens.

     7.29 Security Interest in Leases.
          ---------------------------

          (a) Notwithstanding anything to the contrary contained herein, the Borrowers agree that they shall not deliver any Lease relating to any Collateral to any Person, (other than a signed counterpart of a Lease to the lessee under such Lease and other than delivery of Leases pursuant to the Collateral Administration Agreement), unless a Borrower is in default with respect to its obligations to a secured party having a security interest in such Lease and is required under its agreement with such secured party to deliver possession of such Lease to such secured party, and either (x) (i) prior to delivering possession of any such Leases, such Borrower shall stamp on the front cover or other conspicuous space in any such Leases the language set forth in Schedule
                                                                     --------
7.29(x)(i) and furnish written evidence satisfactory to the Collateral Agent
- ----------
that such stamping has been effected, provided that such stamping shall not be in derogation or limitation of the requirements of Section 7.29(b), and (ii) such other secured party shall, as a condition of obtaining possession of such Lease, furnish to the Borrowers and the Collateral Agent its agreement substantially in the form of Schedule 7.29(x)(ii) that it is receiving
                             --------------------
possession of and holding possession of such Leases both for its own benefit and as agent of and for the benefit of the Collateral Agent to the extent of their respective security interests in such Leases or (y) such Leases and any related Equipment is released from the Lien of the applicable Security Agreement, provided that the aggregate Collateral Value of such Borrower after such release is equal to or greater than the amount required pursuant to Section 7.27 hereof. If a Default or Event of Default has occurred and is continuing, each Borrower shall immediately deliver possession of all its Leases to the Collateral Agent (unless such Borrower shall have previously delivered possession of such Leases to another secured party under a prior obligation), similarly stamped with respect to the security interest of any other secured party in such Lease and provided the Collateral Agent shall have furnished each of the Borrowers with its agreement in the form of Schedule 7.29(x)(ii) that it is receiving
                             --------------------
possession of and holding possession of such Leases both for its own benefit as Agent and as agent of and for the benefit of such other secured party to the extent of their respective security interests in such Lease.

          (b)  Each Borrower shall stamp and maintain the language set forth in
Schedule 7.29(x)(i) on the front cover or other conspicuous space of Leases and Direct Finance Leases relating to at least 90% of the aggregate Collateral Value of Financed Equipment covered by Leases and of Direct Finance Leases.

     7.30 Collateral Administration Agreement.  Each Borrower shall use its best
          -----------------------------------
efforts to have a Joinder Agreement executed and delivered to the Collateral Administration Agent and the Agent by all existing and future holders of its Funded Debt secured by leases or similar agreements or arrangements covering Financed Equipment and Direct Finance Leases.

                       8.  DEFAULT; REMEDIES OF THE BANKS

     8.1  Occurrence of Event of Default.  Any one of the following events or
          ------------------------------
conditions shall constitute an Event of Default:

          (a) any Borrower shall fail to pay, when due, at maturity (whether as stated or by acceleration) or otherwise, any payment of principal, interest, fees, any amounts due under Section 4.6 hereof or other charges or amounts due and owing to the Banks with respect to the Obligations, and such failure shall continue for five (5) Business Days or more; or

          (b) any Borrower shall fail to observe or perform the covenants set forth in Sections 7.6, 7.18, 7.19 or 7.21; or

          (c) any Borrower shall fail to observe or perform any other covenant or agreement of such Borrower in this Agreement or any other Loan Document which shall remain unremedied for thirty (30) days; or

          (d) any representation or warranty made by any Borrower hereunder, under any Loan Document or in any other document to any Bank or the Collateral Agent shall be incorrect as at the date made in any material respect; or

          (e) if any Borrower or Trac shall (i) file, or consent by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction or if there shall be commenced against any Borrower any such proceeding and such action or proceeding remains undismissed for a period of sixty (60) days, (ii) make an assignment for the benefit of its creditors, (iii) consent to the appointment of a custodian, receiver, trustee or other officer with similar powers for itself or any substantial part of its property, (iv) be adjudicated a bankrupt or insolvent, or (v) take any action for the purpose of any of the foregoing; or

          (f) if a court or governmental authority of competent jurisdiction shall enter an order appointing, without consent by any Borrower or Trac, a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, or constituting an order for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering its dissolution, winding-up or liquidation and such order shall not have been stayed or dismissed within sixty (60) days; or

          (g) if any Lien (other than a Lien in favor of the Banks or the Collateral Agent or a Permitted Lien) or attachment, levy or garnishment exists or is issued against the Collateral or any property of any Borrower securing any of the Obligations in respect of indebtedness or obligations of $2,000,000 or more is not released, discharged, dismissed, stayed or fully bonded within a period of thirty (30) days after its creation, attachment, issue or levy or if any such Lien, attachment, levy or garnishment against the Collateral or any property of any Borrower securing Obligations shall have priority over the security interest of the Collateral Agent in the

Collateral, and such Lien, attachment, levy or garnishment is not released, discharged, dismissed, stayed or fully bonded within a period of fifteen (15) days after its creation, attachment, issue or levy; or

          (h) if any judgment or tax lien is entered against any Borrower and remains unsatisfied after thirty (30) days, unless said judgment or tax lien is being contested in good faith by appropriate proceedings and is stayed in the interim; or

          (i) a Person or outside group of related Persons which is not listed on Schedule 5.1 attached hereto obtains voting control of fifty one percent
   ------------
(51%) or more of the voting securities of Interpool; or

          (j) any Borrower or Trac (as principal, guarantor or other surety) defaults in the payment of any principal or interest of any indebtedness for borrowed money in excess of $4,000,000 with respect to Interpool and in excess of $2,000,000 with respect to each of Ltd., Trac and Corp. (including any indebtedness of Interpool, Trac, Ltd. or Corp. to the Banks other than the Obligations) or defaults in any other manner in respect of such indebtedness, in either case, beyond the period of grace, if any, specified therefor so as to give the holder of any such indebtedness the right to cause the acceleration of such indebtedness including any grace period provided to such holder.

     8.2  Action Upon Event of Default.
          ----------------------------

          (a)  Declaration of Acceleration.  If an Event of Default occurs and
               ---------------------------
is continuing, the Required Banks may, by notice to the Borrowers, declare the principal of any or all Term Loans to be immediately due and payable together with accrued interest thereon and any amounts due under Section 4.6 hereof with respect thereto; provided that the Term Loans will automatically become due and
                 --------
payable together with accrued interest thereon and any amounts due under Section
4.6 hereof with respect thereto without any action of the Banks in the case of an Event of Default under Section 8.1(e) or Section 8.1(f). At any time after such acceleration, and prior to the sale or disposition of any of the Collateral, the Required Banks may rescind such a declaration or automatic acceleration, as the case may be, and thereby annul its consequences if (i) the Borrowers pay an amount sufficient to pay all principal of, any amounts due under Section 4.6 hereof, and interest on the Term Loans, to the extent each such amount is due or past due without regard to the acceleration hereof, if any, in respect of the outstanding Term Loans otherwise than by reason of such acceleration and all sums due and payable to the Banks or the Agent, (ii) the rescission would not conflict with any judgment or decree and (iii) all existing Events of Default have been cured or waived except nonpayment of principal of, any amounts due under Section 4.6 hereof or interest on the Term Loans that has become due solely because of such acceleration.

          (b)  Payments after Acceleration of Term Loans.  All payments received
               -----------------------------------------
and all amounts held or realized by the Banks after the outstanding principal of any of the Term Loans shall have been declared to be due and payable pursuant to
Section 8.2(a), and all payments or amounts then held or thereafter received by the Banks hereunder, shall be applied by each such Bank in the following order of priority:

     First, to reimburse the Agent for any costs, disbursements and expenses,
     -----
including reasonable attorneys' and paralegals' fees and legal expenses not reimbursed by the Borrowers;

     Second, to reimburse the Banks for any costs and expenses not reimbursed by
     ------
the Borrowers;

     Third, so much of such payments or amounts remaining as shall be required
     -----
to pay in full any interest at the applicable rate specified in Section 3.3 of this Agreement, the accrued but unpaid interest on the Term Loans to the date of distribution and any amounts due under Section 4.6 hereof;

     Fourth, so much of such amounts remaining as shall be required to pay in
     ------
full the aggregate unpaid principal amount of the Term Loans on a pro rata basis
                                                                  --- ----
for all the Term Loans for each Borrower and then applied to such Term Loans in inverse order of the scheduled principal payments thereof and all other amounts payable hereunder;

     Fifth, so much of such amounts remaining as shall be required to pay in
     -----
full all other outstanding Obligations; and

     Sixth, the balance, if any, of such payments or amounts remaining
     -----
thereafter shall be distributed to each of the relevant Borrowers, upon its written direction or to any other Person entitled thereto as a matter of law.

All payments and proceeds received by the Agent or the Banks shall be applied to the Obligations secured thereby pursuant to the applicable Security Agreement, Security Agreement or security and pledge agreement in respect of the Cash Collateral.

          (c)  Other Remedies.  The Borrowers agree, to the full extent that
               --------------
they lawfully may, that if one or more Events of Default shall have occurred and be continuing, then, and in every such case the Banks or upon the instructions of the Required Banks the Collateral Agent on behalf of the Banks pursuant to the Agency Agreement, as secured party, mortgagee or collateral assignee hereunder or under the Collateral Documents, or otherwise, may exercise any or all of the rights and powers and pursue any and all of the remedies available to the Banks hereunder or under any of the Loan Documents or with respect to the Collateral Agent, under the Collateral Documents.

     8.3  Authorized to Execute Bills of Sale.  Each of the Borrowers hereby
          -----------------------------------
irrevocably appoints the Collateral Agent the true and lawful attorney-in-fact of such Borrower in its respective name and stead and on its respective behalf, for the purpose of effectuating any sale, assignment, transfer or delivery for the enforcement of the Lien in connection with this Agreement and any other Loan Documents, following the occurrence of an Event of Default to execute and deliver all such bills of sale, assignments, UCC financing statements and other instruments as the Collateral Agent may consider necessary or appropriate, with full power of substitution, each of the Borrowers hereby ratifying and confirming all that such attorney or any substitute shall lawfully do by virtue hereof. After the Collateral Agent has exercised its rights hereunder, if so requested by the Collateral Agent or any Bank, each of the Borrowers shall ratify and confirm any such sale, assignment, transfer or delivery, by executing and delivering to the Collateral Agent or such purchaser all bills of sale, assignments, releases, UCC financing statements and other proper instruments to effect such ratifica-tion and confirmation as may be designated in any such request.

     8.4  Remedies Cumulative.  Each and every right, power and remedy herein
          -------------------
specifically given to the Banks or the Agent or otherwise in this Agreement or any other Loan Documents shall be cumulative and shall be in addition to every other right, power and remedy herein specifically given or now or hereafter existing at law, in equity or by statute, and each and every right, power and remedy whether specifically herein given or otherwise existing may be exercised from time to time and as often and in such order as may be deemed expedient by the Banks or the Agent, and the exercise or the beginning of the exercise of any power or remedy shall not be construed to be a waiver of the right to exercise at the same time or thereafter any other right, power or remedy. No delay or omission by the Banks or the Agent in the exercise of any right, remedy or power or in the pursuance of any remedy shall impair any such right, power or remedy or be construed to be a waiver of any Default or Event of Default on the part of any Borrower or to be an acquiescence therein.

     8.5  Discontinuance of Proceedings.  In case any of the Banks or the
          -----------------------------
Collateral Agent shall have proceeded to enforce any right, power or remedy under this Agreement or any other Loan Documents and such proceedings shall have been discontinued or abandoned for any reason or shall have been determined adversely to such Bank or the Collateral Agent, then and in every such case the Borrowers and the Collateral Agent shall be restored to their former positions and rights hereunder with respect to the Collateral, and all rights, remedies and powers of such Bank or the Collateral Agent shall continue as if no such proceedings had been taken.

     8.6  Agreements with respect to Remedies and Defaults.
          ------------------------------------------------

     Notwithstanding any provisions of this Agreement or the Collateral Documents to the contrary,

          (a) If an Event of Default shall have occurred and is continuing under this Agreement or any other Loan Documents (whether declared or not), the Collateral Agent shall in accordance with instructions from the Required Banks, to the extent remedies are available to do so and the Collateral Agent is not stayed from exercising such remedies, pursue such remedies as are available under the Leases and the Collateral Documents and at law in respect of the Collateral in accordance with the Collateral Documents and with respect to the Borrowers.

          (b) If an Event of Default shall have occurred and is continuing, the Collateral Agent shall act in a commercially reasonable manner in respect of the Collateral and with respect to the exercise of the remedies provided under the Collateral Documents and at law related to the Collateral.

     8.7  Waiver of Existing Defaults.  The Borrowers, upon written confirmation
          ---------------------------
that the Required Banks waive an existing Event of Default, shall notify all the Banks that the Required Banks have provided such waiver; provided, however, no
                                                         --------  -------
such waiver shall be effective in the
case of (i) an Event of Default in the payment of the principal of, any amounts due under Section 4.6 hereof, or interest on, any Term Loan or (ii) in respect of a covenant or provision of Section 7.18 and Section 7.19 unless such waiver is made by all the Banks.

     8.8  Rights of Banks to Receive Payment.  Each Bank, or with respect to all
          ----------------------------------
the Term Loans, the Required Banks, shall have the right to bring suit for the enforcement of such Bank's, or with respect to all Term Loans, all of the Banks' rights to receive payment of principal of, any amounts due under Section 4.6 hereof, and interest on such Term Loan or Term Loans on or after the due date expressed in such Term Loan or Term Loans. Notwithstanding any other provision of this Agreement or the Agency Agreement, the right of any Bank to receive payment of principal of, any amounts due under Section 4.6 hereof, and interest on a Term Loan on or after the respective due dates expressed in such Term Loan, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Bank.


                                  9.  THE AGENT

     9.1  Appointment.
          -----------

          Each Bank hereby irrevocably designates, appoints and authorizes PNC Bank to act as Agent, including Collateral Agent, for such Bank under this Agreement to execute and deliver or accept on behalf of each of the Banks the other Loan Documents. Each Bank hereby irrevocably authorizes, and each holder of any Note by the acceptance of a Note shall be deemed irrevocably to authorize, the Agent to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and any other instruments and agreements referred to herein, and to exercise such powers and to perform such duties hereunder as are specifically delegated to or required of the Agent by the terms hereof, together with such powers as are reasonably incidental thereto. * agrees to act as the Agent on behalf of the Banks to the extent provided in this Agreement and the other Loan Documents.

     9.2  Delegation of Duties.
          --------------------

          The Agent may perform any of its duties hereunder by or through agents or employees (provided such delegation does not constitute a relinquishment of
              --------
its duties as Agent) and, subject to Sections 9.5 and 9.6, shall be entitled to engage and pay for the advice or services of any attorneys, accountants or other experts concerning all matters pertaining to its duties hereunder and to rely upon any advice so obtained.

     9.3  Nature of Duties; Independent Credit Investigation.
          --------------------------------------------------

          The Agent shall have no duties or responsibilities except those expressly set forth in this Agreement and no implied covenants, functions, responsibilities, duties, obligations, or liabilities shall be read into this Agreement or otherwise exist. The duties of the Agent shall be mechanical and administrative in nature; the Agent shall not have by reason of this Agreement a fiduciary or trust relationship in respect of any Bank; and nothing in this Agreement, expressed



* Confidential Treatment Requested
or implied, is intended to or shall be so construed as to impose upon the Agent any obligations in respect of this Agreement except as expressly set forth herein. Each Bank expressly acknowledges (i) that the Agent has not made any representations or warranties to it and that no act by the Agent hereafter taken, including any review of the affairs of any Borrower, shall be deemed to constitute any representation or warranty by the Agent to any Bank; (ii) that it has made and will continue to make, without reliance upon the Agent, its own independent investigation of the financial condition and affairs and its own appraisal of the creditworthiness of any Borrower in connection with this Agreement and the making and continuance of the Term Loans hereunder; and
(iii) except as expressly provided herein, that the Agent shall have no duty or responsibility, either initially or on a continuing basis, to provide any Bank with any credit or other information with respect thereto, whether coming into its possession before the making of any Term Loan or at any time or times thereafter.

     9.4  Actions in Discretion of Agent; Instructions from the Banks.
          -----------------------------------------------------------

          The Agent agrees, upon the written request of the Required Banks, to take or refrain from taking any action of the type specified as being within the Agent's rights, powers or discretion herein, provided that the Agent shall not
                                             --------
be required to take any action which exposes the Agent to personal liability or which is contrary to this Agreement or any other Loan Document or applicable Law. In the absence of a request by the Required Banks, the Agent shall have authority, in its sole discretion, to take or not to take any such action, unless this Agreement specifically requires the consent of the Required Banks or all of the Banks. Any action taken or failure to act pursuant to such instructions or discretion shall be binding on the Banks, subject to Section
9.6. Subject to the provisions of Section 9.6, no Bank shall have any right of action whatsoever against the Agent as a result of the Agent acting or refraining from acting hereunder in accordance with the instructions of the Required Banks, or in the absence of such instructions, in the absolute discretion of the Agent.

     9.5  Reimbursement and Indemnification of Agent by the Borrowers.
          -----------------------------------------------------------

          The Borrowers unconditionally agree to pay or reimburse the Agent and save the Agent harmless against (a) liability for the payment of all reasonable out-of-pocket costs, expenses and disbursements, including fees and expenses of counsel, appraisers and environmental consultants, incurred by the Agent (i) in connection with the negotiation, preparation, printing, execution, administration, interpretation and performance of this Agreement and the other Loan Documents, (ii) relating to any requested amendments, waivers or consents pursuant to the provisions hereof, (iii) in connection with the enforcement of this Agreement or any other Loan Document or collection of amounts due hereunder or thereunder or the proof and allowability of any claim arising under this Agreement or any other Loan Document, whether in bankruptcy or receivership proceedings or otherwise, and (iv) in any workout, restructuring or in connection with the protection, preservation, exercise or enforcement of any of the terms hereof or of any rights hereunder or under any other Loan Document or in connection with any foreclosure, collection or bankruptcy proceedings, and
(b) all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against the Agent, in its capacity as such, in any way relating to or arising out of this Agreement or any other Loan Documents or any action taken or omitted by the Agent hereunder or thereunder, provided that the Borrowers shall not be
                                   --------
liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements if the same results solely from the Agent's gross negligence or willful misconduct.

     9.6  Exculpatory Provisions.
          ----------------------

          Neither the Agent nor any of its directors, officers, employees, agents, attorneys or Affiliates shall (a) be liable to any Bank for any action taken or omitted to be taken by it or them hereunder, or in connection herewith including pursuant to any Loan Document, unless caused solely by its or their own gross negligence or willful misconduct, (b) be responsible in any manner to any of the Banks for the effectiveness, enforceability, genuineness, validity or the due execution of this Agreement or any other Loan Documents or for any recital, representation, warranty, document, certificate, report or statement herein or made or furnished under or in connection with this Agreement or any other Loan Documents, or (c) be under any obligation to any of the Banks to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions hereof or thereof on the part of the Borrowers, or the financial condition of the Borrowers, or the existence or possible existence of any Default or Event of Default. Neither the Agent nor any Bank nor any of their respective directors, officers, employees, agents, attorneys or Affiliates shall be liable to any Borrower for consequential damages resulting from any breach of contract, tort or other wrong in connection with the negotiation, documentation, administration or collection of the Term Loans or any of the Loan Documents.

     9.7  Reimbursement and Indemnification of Agent by Banks.
          ---------------------------------------------------

          Each Bank agrees to reimburse and indemnify the Agent (to the extent not reimbursed by the Borrowers and without limiting the Obligation of the Borrowers to do so) in proportion to its Ratable Share from and against all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against the Agent, in its capacity as such, in any way relating to or arising out of this Agreement or any other Loan Documents or any action taken or omitted by the Agent hereunder or thereunder, provided that no Bank shall be liable for any portion of such liabilities,
- --------
obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements if the same results from the Agent's gross negligence or willful misconduct.

     9.8  Reliance by Agent.
          -----------------

          The Agent shall be entitled to rely upon any writing, telegram, telex or teletype message, resolution, notice, consent, certificate, letter, cablegram, statement, order or other document or conversation by telephone or otherwise believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon the advice and opinions of counsel and other professional advisers selected by the Agent. The Agent shall be fully justified in failing or refusing to take any action hereunder unless it shall first be indemnified to its satisfaction by the Banks against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action.

     9.9  Notice of Default.
          -----------------

          The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default unless the Agent has received written notice from a Bank or a Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default."

     9.10 Banks in Their Individual Capacities.
          ------------------------------------

          With respect to its Commitments and the Term Loans made by it, the Agent shall have the same rights and powers hereunder as any other Bank and may exercise the same as though it were not the Agent, and the term "Banks" shall, unless the context otherwise indicates, include the Agent in its individual capacity. * and its Affiliates and each of the Banks and their respective Affiliates may, without liability to account, except as prohibited herein, make Term Loans to, accept deposits from, discount drafts for, act as trustee under indentures of, and generally engage in any kind of banking or trust business with, the Borrowers and their Affiliates, in the case of the Agent, as though it were not acting as Agent hereunder and in the case of each Bank, as though such Bank were not a Bank hereunder.

     9.11 Holders of Notes.
          ----------------

          The Agent may deem and treat any payee of any Note as the owner thereof for all purposes hereof unless and until written notice of the assignment or transfer thereof shall have been filed with the Agent. Any request, authority or consent of any Person who at the time of making such request or giving such authority or consent is the holder of any Note shall be conclusive and binding on any subsequent holder, transferee or assignee of such Note or of any Note or Notes issued in exchange therefor.

     9.12 Equalization of Banks.
          ---------------------

          The Banks and the holders of any participations in any Notes agree among themselves that, with respect to all amounts received by any Bank or any such holder for application on any Obligation hereunder or under any Note or under any such participation, whether received by voluntary payment, by realization upon security, by the exercise of the right of set-off or banker's lien, by counterclaim or by any other non-pro rata source, equitable adjustment will be made in the manner stated in the following sentence so that, in effect, all such excess amounts will be shared ratably among the Banks and such holders in proportion to their interests in payments under the Notes, except as otherwise provided in Sections 3.4(b) or 4.6(a). The Banks or any such holder receiving any such amount shall purchase for cash from each of the other Banks an interest in such Bank's Term Loans in such amount as shall result in a ratable participation by the Banks and each such holder in the aggregate unpaid amount under the Notes, provided that if all or any portion of such excess
                        --------
amount is thereafter recovered from the Bank or the holder making such purchase, such purchase shall be rescinded and the purchase price



* Confidential Treatment Requested
restored to the extent of such recovery, together with interest or other amounts, if any, required by law (including court order) to be paid by the Bank or the holder making such purchase.

     9.13 Successor Agent.
          ---------------

          The Agent (i) may resign as Agent or (ii) shall resign if such resignation is required hereunder by giving not less than thirty (30) days' prior written notice to the Borrowers. If the Agent shall resign under this Agreement, then either (a) the Required Banks shall appoint from among the Banks a successor agent for the Banks, subject to the consent of the Borrowers or , such consent not to be unreasonably withheld or delayed, or (b) if a successor agent shall not be so appointed and approved within the thirty (30) day period following the Agent's notice to the Banks of its resignation, then the Agent shall appoint, with the consent of the Borrowers, such consent not to be unreasonably withheld, a successor agent who shall serve as Agent until such time as the Required Banks appoint and the Borrowers consent to the appointment of a successor agent. Upon its appointment pursuant to either clause (a) or (b) above, such successor agent shall succeed to the rights, powers and duties of the Agent and the term "Agent" shall mean such successor agent, effective upon its appointment, and the former Agent's rights, powers and duties as Agent shall be terminated without any other or further act or deed on the part of such former Agent or any of the parties to this Agreement. After the resignation of any Agent hereunder, the provisions of this Section 9 shall inure to the benefit
                                            ---------
of such former Agent and such former Agent shall not by reason of such resignation be deemed to be released from liability for any actions taken or not taken by it while it was an Agent under this Agreement.

     9.14 Agent's Fee.
          -----------

          The Borrowers shall pay to the Agent fees and other amounts pursuant to a separate agreement between the Borrowers and the Agent (the "Agent's Fee").

     9.15 Availability of Funds.
          ---------------------

          Unless the Agent shall have been notified by a Bank prior to the date upon which a Term Loan is to be made that such Bank does not intend to make available to the Agent such Bank's portion of such Term Loan, the Agent may assume that such Bank has made or will make such proceeds available to the Agent on such date and the Agent may, in reliance upon such assumption (but shall not be required to), make available to the Borrowers a corresponding amount. If such corresponding amount is not in fact made available to the Agent by such Bank, the Agent shall be entitled to recover such amount on demand from such Bank (or, if such Bank fails to pay such amount forthwith upon such demand from the Borrowers) together with interest thereon, in respect of each day during the period commencing on the date such amount was made available to the Borrowers and ending on the date the Agent recovers such amount, at a rate per annum equal to the applicable interest rate in respect of the Term Loan.

     9.16 Calculations.
          ------------

          In the absence of gross negligence or willful misconduct, the Agent shall not be liable for any error in computing the amount payable to any Bank whether in respect of the Term Loans, fees or any other amounts due to the Banks under this Agreement. In the event an error in computing any amount payable to any Bank is made, the Agent, the Borrowers and each affected Bank shall, forthwith upon discovery of such error, make such adjustments as shall be required to correct such error, and any compensation therefor will be calculated at the Federal Funds Effective Rate.

     9.17 Beneficiaries.
          -------------

          Except as expressly provided herein, the provisions of this Article X are solely for the benefit of the Agent and the Banks, and the Borrowers shall not have any rights to rely on or enforce any of the provisions hereof. In performing its functions and duties under this Agreement, the Agent does not assume and shall not be deemed to have assumed any fiduciary obligation toward or relationship of agency or trust with or for any party.


                               10.  MISCELLANEOUS

     10.1 Modifications, Amendments or Waivers.
          ------------------------------------

          With the written consent of the Required Banks, the Agent, acting on behalf of all the Banks, and the Borrowers may from time to time enter into written agreements amending or changing any provision of this Agreement or any other Loan Document or the rights of the Banks or the Borrowers hereunder or thereunder, or may grant written waivers or consents to a departure from the due performance of the Obligations of the Borrowers hereunder or thereunder. Any such agreement, waiver or consent made with such written consent shall be effective to bind all the Banks and the Borrowers; provided, that, without the
                                                   --------
written consent of all the Banks, no such agreement, waiver or consent may be made which will:

          (a) reduce the amount or extend the date of payment of any principal, interest, or any amounts due under Section 4.6 hereof due or owing on any Term Loans; or

          (b)  reduce the amount of Banks which constitutes the Required Banks;
or

          (c)  make any change in Sections 7.27, 7.28, or this Section 10.1.

No agreement, waiver or consent which would modify the interests, rights or obligations of the Agent in its capacity as Agent shall be effective without the written consent of the Agent.

     10.2 No Implied Waivers; Cumulative Remedies; Writing Required.
          ---------------------------------------------------------

          No course of dealing and no delay or failure of the Agent or any Bank in exercising any right, power, remedy or privilege under this Agreement or any other Loan Document shall affect any other or future exercise thereof or operate as a waiver thereof; nor shall any single or partial exercise thereof or any abandonment or discontinuance of steps to enforce such a right, power, remedy or privilege preclude any further exercise thereof or of any other right, power, remedy or privilege. The rights and remedies of the Agent and the Banks under this Agreement and any other Loan Documents are cumulative and not exclusive of any rights or remedies which they would otherwise have. Any waiver, permit, consent or approval of any kind or character on the part of any Bank of any breach or default under this Agreement or any such waiver of any provision or condition of this Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing.

     10.3 Reimbursement and Indemnification of Banks by the Borrowers; Taxes.
          ------------------------------------------------------------------

          The Borrowers agree unconditionally upon demand to pay or reimburse to each Bank (other than the Agent, as to which the Borrowers' Obligations are set forth in Section 9.5) and to save such Bank harmless against (i) liability for the payment of all reasonable out-of-pocket costs, expenses and disbursements (including fees and expenses of counsel for each Bank except with respect to (a) and (b) below), incurred by such Bank (a) in connection with the administration and interpretation of this Agreement, and other instruments and documents to be delivered hereunder, (b) relating to any amendments, waivers or consents pursuant to the provisions hereof, (c) in connection with the enforcement of this Agreement or any other Loan Document, or collection of amounts due hereunder or thereunder or the proof and allowability of any claim arising under this Agreement or any other Loan Document, whether in bankruptcy or receivership proceedings or otherwise, and (d) in any workout, restructuring or in connection with the protection, preservation, exercise or enforcement of any of the terms hereof or of any rights hereunder or under any other Loan Document or in connection with any foreclosure, collection or bankruptcy proceedings, or
(ii) all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against such Bank, in its capacity as such, in any way relating to or arising out of this Agreement or any other Loan Documents or any action taken or omitted by such Bank hereunder or thereunder, provided that the Borrowers shall not be liable for any
                         --------
portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements (A) if the same results solely from such Bank's gross negligence or willful misconduct. The Borrowers agree unconditionally to pay all stamp, document, transfer, recording or other Taxes now or hereafter determined by the Agent or any Bank to be payable in connection with this Agreement or any other Loan Document, and the Borrowers agree unconditionally to save the Agent and the Banks harmless from and against any and all present or future claims, liabilities or losses with respect to or resulting from any omission to pay or delay in paying any such Taxes, fees or impositions.

     10.4 Holidays.
          --------

          Whenever any payment or action to be made or taken hereunder shall be stated to be due on a day which is not a Business Day, such payment or action shall be made or taken on the next following Business Day (except as provided in Section 3.2(a) with respect to Interest Periods under the Euro-Rate Option), and such extension of time shall be included in computing interest or fees, if any, in connection with such payment or action.

     10.5 Funding by Branch or Affiliate.
          ------------------------------

          (a)  Notional Funding.

               Each Bank shall have the right from time to time, without notice to the Borrowers, to deem any branch or Affiliate (which for the purposes of this Section 10.5 shall mean any corporation or association which is directly or indirectly controlled by or is under direct or indirect common control with any corporation or association which directly or indirectly controls such Bank) of such Bank to have made, maintained or funded any Term Loan to which the Euro-Rate Option applies at any time, provided that immediately following (on the
                                 --------
assumption that a payment were then due from the Borrowers to such other office) and as a result of such change no Borrower would be under any greater financial obligation pursuant to Section 4.6 than it would have been in the absence of such change. Notional funding offices may be selected by each Bank without regard to the Bank's actual methods of making, maintaining or funding the Term Loans or any sources of funding actually used by or available to such Bank.

          (b)  Actual Funding.

               Each Bank shall have the right from time to time to make or maintain any Term Loan by arranging for a branch or Affiliate of such Bank to make or maintain such Term Loan subject to the last sentence of this Section 10.5(b). If any Bank causes a branch or Affiliate to make or maintain any part of the Term Loans hereunder, all terms and conditions of this Agreement shall, except where the context clearly requires otherwise, be applicable to such part of the Term Loans to the same extent as if such Term Loans were made or maintained by such Bank but in no event shall any Bank's use of such a branch or Affiliate to make or maintain any part of the Term Loans hereunder cause such Bank or such branch or Affiliate to incur any cost or expenses payable by the Borrowers hereunder or require the Borrowers to pay any other compensation to any Bank (including any expenses incurred or payable pursuant to Section 4.6) which would otherwise not be incurred.
n
     10.6 Notices.
          -------

          All notices, requests, demands, directions and other communications (as used in this Section 10.6 collectively referred to as "notices") given to or made upon any party hereto under the provisions of this Agreement shall be by telephone or in writing (including facsimile communication) unless otherwise expressly permitted hereunder and shall be delivered or sent by facsimile to the respective parties at the addresses and numbers set forth under their respective names on the signature pages hereof or in accordance with any subsequent unrevoked written direction from any party to the others. All notices shall, except as otherwise expressly herein provided, be effective (a) in the case of facsimile, when received, (b) in the case of hand-delivered notice, when hand delivered, (c) in the case of telephone, when telephoned, provided, however,
                                                          --------  -------
that in order to be effective, telephonic notices must be confirmed in writing no later than the next day by letter, facsimile and (d) if given by any other means (including by air courier), when delivered; provided, that notices to the
                                                  --------
Agent shall not be effective until received. Any Bank giving any notice to any Borrower shall simultaneously send a copy thereof to the

Agent, and the Agent shall promptly notify the other Banks of the receipt by it of any such notice.

     10.7 Severability.
          ------------

          The provisions of this Agreement are intended to be severable. If any provision of this Agreement shall be held invalid or unenforceable in whole or in part in any jurisdiction such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without in any manner affecting the validity or enforceability thereof in any other jurisdiction or the remaining provisions hereof in any jurisdiction.

     10.8 Governing Law.
          -------------

          This Agreement shall be deemed to be a contract under the Laws of the State of New York and for all purposes shall be governed by and construed and enforced in accordance with the internal laws of the State of New York without regard to its conflict of laws principles.

     10.9 Prior Understanding.
          -------------------

          This Agreement supersedes all prior understandings and agreements, whether written or oral, between the parties hereto and thereto relating to the transactions provided for herein and therein, including any prior confidentiality agreements and commitments.

     10.10   Duration; Survival.
             ------------------

          All warranties, representation, indemnities and covenants made by any Person hereto, herein or in any certificate or other instrument delivered by any such Person or on the behalf of any such Person under this Agreement shall be considered to have been relied upon by each other Person hereto and shall survive the consummation of the transactions contemplated hereby on the Closing Date regardless of any investigation made by any such Person or on the behalf of any such Person. All statements in any such certificate or other instrument shall constitute warranties and representations by the Person so making the same.

     10.11  Successors and Assigns.
            ----------------------

          This Agreement shall be binding upon and shall inure to the benefit of the Banks, the Agent, the Borrowers and their respective successors and assigns, except that none of the Borrowers may assign or transfer any of its rights and Obligations hereunder or any interest herein. Each Bank may, at its own cost, make assignments of or sell participations in all or any part of its Term Loans made by it to one or more banks or other entities, subject to the consent of the Borrowers (absent the existence of a Default or Event of Default) and the Agent with respect to any assignee, such consent not to be unreasonably withheld, and provided that, unless there exists an Event of Default, assignments may not be
- -------------
made in amounts less than $5,000,000 and only after ten (10) Business Days prior notice to the Agent. In the case of an assignment, upon receipt by the Agent of the Assignment and Assumption Agreement, the assignee shall have, to the extent of such assignment (unless otherwise provided therein), the same rights, benefits and obligations as it would have if it had been a signatory Bank hereunder, the Commitments in Section 2.1 shall be adjusted accordingly, and upon surrender of any Note subject to such assignment, the Borrower surrendering such Note shall execute and deliver a new Note to the assignee in an amount equal to the amount of the Commitment assumed by it and a new Note to the assigning Bank in an amount equal to the Commitment retained by it hereunder. The assigning Bank shall pay to the Agent a service fee in the amount of $2,000 for each assignment. In the case of a participation, the participant shall only have the rights specified in Section 10.3(i)(c) (the participant's rights against such Bank in respect of such participation to be those set forth in the agreement executed by such Bank in favor of the participant relating thereto and not to include any voting rights except with respect to changes of the type referenced in clauses (a), (b), or (c) under Section 10.1), all of such Bank's obligations under this Agreement or any other Loan Document shall remain unchanged and all amounts payable by any Borrower hereunder or thereunder shall be determined as if such Bank had not sold such participation. Any assignee or participant which is not incorporated under the Laws of the United States of America or a state thereof shall deliver to the Borrowers and the Agent the form of certificate described in Section 10.17 relating to federal income tax withholding. Each Bank may furnish any publicly available information concerning any Borrower and any other information concerning any Borrower in the possession of such Bank from time to time to assignees and participants (including prospective assignees or participants) provided that such assignees
                                                  -------------
and participants agree to be bound by the provisions of Section 10.12.

     10.12   Confidentiality.
             ---------------

          The Agent and the Banks each agree to keep confidential all information obtained from any Borrower which is nonpublic and confidential or proprietary in nature (including any information the Borrowers specifically designate as confidential), except as provided below, and to use such information only in connection with their respective capacities under this Agreement and for the purposes contemplated hereby. The Agent and the Banks shall be permitted to disclose such information (i) to outside legal counsel, accountants and other professional advisors who need to know such information in connection with the administration and enforcement of this Agreement, subject to agreement of such Persons to maintain the confidentiality, (ii) to assignees and participants as contemplated by Section 10.11, (iii) to the extent requested by any bank regulatory authority or, with notice to the Borrowers, as otherwise required by applicable Law or by any subpoena or similar legal process, or in connection with any investigation or proceeding arising out of the transactions contemplated by this Agreement, (iv) if it becomes publicly available other than as a result of a breach of this Agreement or becomes available from a source not subject to confidentiality restrictions, or (v) if the Borrowers shall have consented to such disclosure.

     10.13   Counterparts.
             ------------

          This Agreement may be executed by different parties hereto on any number of separate counterparts, each of which, when so executed and delivered, shall be an original, and all such counterparts shall together constitute one and the same instrument.

     10.14   Agent's or Bank's Consent.
             -------------------------

          Whenever the Agent's or any Bank's consent is required to be obtained under this Agreement or any of the other Loan Documents as a condition to any action, inaction, condition or event, the Agent and each Bank shall be authorized to give or withhold such consent in its sole and absolute discretion and to condition its consent upon the giving of additional collateral, the payment of money or any other matter.

     10.15   Exceptions.
             ----------

          The representations, warranties and covenants contained herein shall be independent of each other and no exception to any representation, warranty or covenant shall be deemed to be an exception to any other representation, warranty or covenant contained herein unless expressly provided, nor shall any such exceptions be deemed to permit any action or omission that would be in contravention of applicable Law.

     10.16   CONSENT TO FORUM; WAIVER OF JURY TRIAL.
             --------------------------------------

EACH BORROWER HEREBY IRREVOCABLY CONSENTS TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN THE COUNTY OF NEW YORK AND THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, AND WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON IT AND CONSENTS THAT ALL SUCH SERVICE OF PROCESS BE MADE BY CERTIFIED OR REGISTERED MAIL DIRECTED TO SUCH BORROWER AT THE ADDRESSES PROVIDED FOR IN SECTION 10.06 AND SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED UPON ACTUAL RECEIPT THEREOF. EACH BORROWER WAIVES ANY OBJECTION TO JURISDICTION AND VENUE OF ANY ACTION INSTITUTED AGAINST IT AS PROVIDED HEREIN AND AGREES NOT TO ASSERT ANY DEFENSE BASED ON LACK OF JURISDICTION OR VENUE. EACH BORROWER, THE AGENT AND THE BANKS HEREBY WAIVE TRIAL BY JURY IN ANY ACTION, SUIT, PROCEEDING OR COUNTERCLAIM OF ANY KIND ARISING OUT OF OR RELATED TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT TO THE FULL EXTENT PERMITTED BY LAW.

     10.17   Tax Withholding Clause.
             ----------------------

          Each Bank or assignee or participant of a bank that is not incorporated under the Laws of the United States of America or a state thereof agrees that it will deliver to each of the Borrowers and the Agent two (2) duly completed copies of the following: (i) Internal Revenue Service Form W-9, 4224 or 1001, or other applicable form prescribed by the Internal Revenue Service, certifying that such Bank, assignee or participant is entitled to receive payments under this Agreement and the other Loan Documents without deduction or withholding of any United States federal income taxes, or is subject to such tax at a reduced rate under an applicable tax treaty, or (ii) Internal Revenue Service Form W-8 or other applicable form or a certificate of the Bank, assignee or participant indicating that no such exemption or reduced rate is allowable with respect to such payments. Each Bank, assignee or participant required to deliver to the Borrowers and the Agent a form or certificate pursuant to the preceding sentence shall deliver such form or certificate as follows: (A) each Bank which is a party hereto on the Closing Date shall deliver such form or certificate at least five (5) Business Days prior to the first date on which any interest or fees are payable by the Borrowers hereunder for the account of each Bank; (B) each assignee or participant shall deliver such form or certificate at least five (5) Business Days before the effective date of such assignment or participation (unless the Agent in its sole discretion shall permit such assignee or participant to deliver such form or certificate less than five (5) Business Days before such date in which case it shall be due on the date specified by the Agent). Each Bank, assignee or participant which so delivers a Form W-8, W-9, 4224 or 1001 further undertakes to deliver to the Borrowers and the Agent two (2) additional copies of such form (or a successor form) on or before the date that such form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent form so delivered by it, and such amendments thereto or extensions or renewals thereof as may be reasonably requested by the Borrowers or the Agent, either certifying that such Bank, assignee or participant is entitled to receive payments under this Agreement and the other Loan Documents without deduction or withholding of any United States federal income taxes or is subject to such tax at a reduced rate under an applicable tax treaty or stating that no such exemption or reduced rate is allowable. The Agent shall be entitled to withhold United States federal income taxes at the full withholding rate unless the Bank, assignee or participant establishes an exemption or that it is subject to a reduced rate as established pursuant to the above provisions.

          IN WITNESS WHEREOF, the parties hereto, by their officers thereunto duly authorized, have executed this Agreement as of the day and year first above written.

                         INTERPOOL, INC.


                         By: /s/ MARTIN TUCHMAN
                             ------------------
                         Title: Chairman/Chief Executive Officer
                                --------------------------------


          Address for Notices:

          Interpool, Inc.
          211 College Road East
          Princeton, New Jersey  08540
          Telephone: (609) 452-8900
          Fax: (609) 452-8211
          Attention: Richard W. Gross

          with a copy to:


          Interpool, Inc.
          633 Third Avenue, 17th Floor
          New York, New York  10017
          Fax:  (212) 687-8403
          Attention: President and Chief Financial Officer


                         INTERPOOL LIMITED


                         By:/s/ RICHARD W. GROSS
                            --------------------
                         Title: Senior Vice President
                                ---------------------


          Address for Notices:

          Interpool Limited
          211 College Road East
          Princeton, New Jersey  08540
          Telephone: (609) 452-8900
          Fax: (609) 452-8211
          Attention: Richard W. Gross, Senior Vice President with a copy to:

          Interpool Limited
          633 Third Avenue, 17th Floor
          New York, New York  10017
          Fax:  (212) 687-8403
          Attention: President and Chief Financial Officer



                         INTERPOOL FINANCE CORP.


                         By: /s/ FRANK SELLIER
                             -----------------
                         Title: President


          Address for Notices:

          Interpool Finance Corp.
          Stevemar House, Suite 101
          Rockley
          Christchurch, Barbados
          West Indies
          Telephone:  (809) 435-8955
          Fax:  (809) 435-9056
          Attention:  Frank Sellier, President

          with a copy to:

          Interpool Finance Corp.
          Campbell Corporate Services Limited
          The Bank of Nova Scotia Building
          P.O. Box 268
          Georgetown, Grand Cayman
          Cayman Islands, B.W.I.
          Fax:  (809) 949-8613
          Attention:  Simon Stephens, Esq.

          and with a copy to:

          Interpool, Inc.
          633 Third Avenue, 17th Floor
          New York, New York  10017
          Fax:  (212) 687-8403
          Attention: President and Chief Financial Officer and with a copy to:


          Interpool Limited
          211 College Road East
          Princeton, New Jersey  08540
          Fax: (609) 452-8211
          Attention: Richard W. Gross, Senior Vice President



                         *
                         individually and as Agent and Collateral Agent


                         By: *
                             -------------------------
                         Title: Vice President

          Address for Notices:

          *



* Confidential Treatment Requested

                                          Schedule 1 to the Term Loan Agreement
                                          -------------------------------------
                                                     Banks Schedule
                                                     --------------



                                                          Bank        Interpool, Inc.       Interpool       Interpool Finance
                                                          Total                              Limited              Corp.

 ALL BANKS                                            $50,000,000     $12,050,000.00      $12,950,000.00      $25,000,000.00


 *                                                    $50,000,000     $12,050,000.00      $12,950,000.00      $25,000,000.00








* Confidential Treatment Requested

                           Schedule 4.1 to the Term Loan Agreement
                           ---------------------------------------

        *
        Term Loan Facility
        March 28, 1996
        Principal Amortization Schedule
        -------------------------------


                   Interpool Inc.                Interpool Limited              Interpool Finance Corp.
                   ---------------------------   -----------------------------  ----------------------------------
                   Loan Amt:     12,050,000.00   Loan Amt:      12,950,000.00   Loan Amt:            25,000,000.00
                   ----------------------------   ----------------------------  ----------------------------------
                   OPERATING                      OPERATING
                    LEASE                          LEASE                         DIRECT FIN.LSE.
                     PRINCIPAL                      PRINCIPAL                     PRINCIPAL                              COMBINED
         PMT       AMORTIZATION -    PRINCIPAL    AMORTIZATION-    PRINCIPAL     AMORTIZATION-        PRINCIPAL          PRINCIPAL
  PMT   DATE       QUARTERLY %      PAYMENTS      QUARTERLY %    PAYMENTS        QUARTERLY %       PAYMENTS           PAYMENT
- -----  --------   ---------------  -----------   --------------  -------------  ----------------  --------------    --------------
   0    11-Apr-96
   1    11-Jul-96       3.375%   406,687.50          3.375%     437,062.50          4.500%      1,125,000.00        1,968,750.00
   2    11-Oct-96       3.375%   406,687.50          3.375%     437,062.50          4.500%      1,125,000.00        1,968,750.00
   3    11-Jan-97       3.375%   406,687.50          3.375%     437,062.50          4.500%      1,125,000.00        1,968,750.00

   4    11-Apr-97       3.375%   406,687.50          3.375%     437,062.50          4.500%      1,125,000.00        1,968,750.00
   5    11-Jul-97       3.500%   421,750.00          3.500%     453,250.00          4.875%      1,218,750.00        2,093,750.00
   6    11-Oct-97       3.500%   421,750.00          3.500%     453,250.00          4.875%      1,218,750.00        2,093,750.00
   7    11-Jan-98       3.500%   421,750.00          3.500%     453,250.00          4.875%      1,218,750.00        2,093,750.00
   8    11-Apr-98       3.500%   421,750.00          3.500%     453,250.00          4.875%      1,218,750.00        2,093,750.00
   9    11-Jul-98       3.625%   436,812.50          3.625%     469,437.50          5.125%      1,281,250.00        2,187,500.00

  10    11-Oct-98       3.625%   436,812.50          3.625%     469,437.50          5.125%      1,281,250.00        2,187,500.00
  11    11-Jan-99       3.625%   436,812.50          3.625%     469,437.50          5.125%      1,281,250.00        2,187,500.00
  12    11-Apr-99       3.625%   436,812.50          3.625%     469,437.50          5.125%      1,281,250.00        2,187,500.00
  13    11-Jul-99       3.750%   451,875.00          3.750%     485,625.00          5.375%      1,343,750.00        2,281,250.00
  14    11-Oct-99       3.750%   451,875.00          3.750%     485,625.00          5.375%      1,343,750.00        2,281,250.00
  15    11-Jan-00       3.750%   451,875.00          3.750%     485,625.00          5.375%      1,343,750.00        2,281,250.00

  16    11-Apr-00       3.750%   451,875.00          3.750%     485,625.00          5.375%      1,343,750.00        2,281,250.00
  17    11-Jul-00       3.875%   466,937.50          3.875%     501,812.50          5.125%      1,281,250.00        2,250,000.00
  18    11-Oct-00       3.875%   466,937.50          3.875%     501,812.50          5.125%      1,281,250.00        2,250,000.00
  19    11-Jan-01       3.875%   466,937.50          3.875%     501,812.50          5.125%      1,281,250.00        2,250,000.00
  20    11-Apr-01      31.375% 3,780,687.50         31.375%   4,063,062.50          5.125%      1,281,250.00        9,125,000.00
                      ---------------------        --------  -------------        --------     -------------       -------------
                      100.000%12,050,000.00        100.000%  12,950,000.00        100.000%     25,000,000.00       50,000,000.00
                      =====================        ========  =============        ========     =============       =============





* Confidential Treatment Requested

                                                            SCHED. 4.1, Page 1

                   AMENDMENT NUMBER ONE TO TERM LOAN AGREEMENT
                   -------------------------------------------

AMENDMENT AGREEMENT made as of the 11th day of April, 1996, by and among:

          (1)  INTERPOOL, INC., a Delaware corporation ("Interpool");

          (2)  INTERPOOL LIMITED, a Barbados corporation ("Ltd.");

          (3) INTERPOOL FINANCE CORP., a Cayman Islands corporation ("Corp." and together with Interpool and Ltd., each a "Borrower" and collectively, the "Borrowers");

          (4)  * (and each a "Bank" and collectively the "Banks"); and

          (5) * in its capacity as agent for the Banks under the Term Loan Agreement (as defined below) (hereinafter referred to in such capacity as the "Agent").

          WHEREAS:

          A. The Borrowers, the Banks (other than *) and the Agent are parties to a Term Loan Agreement dated as of March 28, 1996 pursuant to which, inter alia, the Banks agreed to loan to the Borrowers an aggregate principal
- ----------
amount of $50,000,000 (the "Term Loan Agreement" and the "Facility");

          B. * wish to join the Facility with commitments of $15,000,000, $15,000,000, $15,000,000 and $15,000,000, respectively;

          C.   * wishes to decrease its commitment to $20,000,000;

          D. The parties hereto wish to admit * into the Facility and to increase the aggregate principal amount of the Facility to $80,000,000;

          E. The parties hereto wish to amend certain definitions and restrictions on amendment contained in the Term Loan Agreement;

          F. All capitalized terms which are not otherwise defined herein shall have the respective meanings ascribed thereto in the Term Loan Agreement;



* Confidential Treatment Requested

          G.   Section 10.1 of the Term Loan Agreement requires, inter alia,
                                                                 ----------
that certain amendments to the Term Loan Agreement, as specified in said section, be signed by the Required Banks; and

          H.   The Banks signatory hereto constitute the Required Banks;

          NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained, the parties hereto agree as follows:


I.   AMENDMENT OF THE TERM LOAN AGREEMENT

     The Term Loan Agreement is hereby amended as follows:

A.   TO ADMIT A NEW PARTY TO THE LOAN AGREEMENT
     ------------------------------------------

     1.1 (a) Upon its execution of this Amendment Agreement, * shall each be a party to the Term Loan Agreement and assume all of the rights and obligations of a Bank under the Term Loan * will be effective as of April 11, 1996. It is a condition precedent to such effectiveness that Interpool, Limited and Corp. each deliver to each of * its Term Note in the principal face amount representing the commitment of such Bank as set forth in Schedule 1 annexed hereto.

          (b) * each hereby (i) warrants and represents that it is authorized to become a party to the Term Loan Agreement; (ii) appoints and authorizes the Agent to take such action, exercise such powers, and perform such duties under the Term Loan Agreement as are specifically delegated to or required of the Agent by the terms of the Term Loan Agreement, together with such other powers as are reasonably incidental thereto; (iii) agrees that it will abide and be bound by all of the terms, covenants and agreements, and perform all of the obligations, which by the terms of the Term Loan Agreement are required to by abided and performed by it as a Bank and shall be entitled to all of the rights, benefits and privileges available or accruing to the Banks under the Loan Documents; and (iv) represent and warrant that as of the date hereof, the representations and warranties made by the Banks in the Term Loan Agreement and the other Loan Documents are true and correct as to such Bank as if made on the date hereof.

     1.2 The signature pages of the Term Loan Agreement are amended by adding the following names and addresses:

                         *







* Confidential Treatment Requested

                         *






                         *






                         *






B.   TO INCREASE THE FACILITY AMOUNT
     -------------------------------

     1.3 The number "$50,000,000" set forth in the first recital paragraph of the Term Loan Agreement is deleted and the number "$80,000,000" is substituted therefor.

     1.4. Effective April 11, 1996 Schedule 1 to the Term Loan Agreement is
                                   ----------
deleted in its entirety and new Schedule 1, annexed to this Amendment Agreement,
                                ----------
is substituted therefor.

     1.5  Effective April 11, 1996 Schedule 4.1 to the Term Loan Agreement is
                                   ------------
deleted in its entirety and new Schedule 4.1, annexed to this Amendment
                                ------------
Agreement, is substituted therefor.

C.   TO AMEND CERTAIN DEFINITIONS AND RESTRICTIONS ON AMENDMENT

     1.6 The definition of Business Day is deleted in its entirety and the following definition of Business Day is substituted therefor:

Business Day shall mean any day other than a Saturday or Sunday or a legal holiday on which commercial banks are authorized or required to be closed for business in Philadelphia, Pennsylvania or New York, New York.

     1.7  Clause (b) of the definition of Collateral Value is deleted and the
          ----------
following Clause (b) is substituted therefor:
          ----------


* Confidential Treatment Requested

          (b) with respect to Chassis pledged to the Collateral Agent, the depreciated book value using the cost basis of the individual Chassis, less depreciation in accordance with GAAP.

     1.8 Clause (a) of Section 10.1 of the Term Loan Agreement is deleted in its entirety and the following Clause (a) is substituted therefor:

          (a) reduce the amount or extend the date of payment of any principal, interest, or any amounts due under Section 4.6 hereof
                                                        -----------
          due or owing on any Term Loans or reduce the rate of interest under Section 3.1(b) hereof; or

II.  PROVISIONS OF GENERAL APPLICATION

     2.1 Headings have been inserted herein for convenience of reference only and shall not be deemed to be a part of this Amendment Agreement.

     2.2 On and after the date hereof, each reference in the Term Loan Agreement to "the Term Loan Agreement", "this Agreement", "hereunder", "hereof", "herein" or words of like import, and each such reference to the Term Loan Agreement in the other Loan Documents, shall mean and be a reference to the Term Loan Agreement as amended hereby.

     2.3 Except as specifically amended and as otherwise agreed herein, the Term Loan Agreement shall remain in full force and effect in accordance with its Terms.

     2.4. The Borrowers hereby represent and warrant that as of the date hereof, both before and after giving effect to the Amendment Agreement: (A) the representations and warranties in the Term Loan Agreement are true and correct as if made on and as of the date hereof; and (B) no Default or Event of Default under the Term Loan Agreement has occurred and is existing.

     2.5 This Amendment Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of New York.

     2.6 This Amendment Agreement shall be effective when signed by the Borrowers and the Required Banks. This Amendment Agreement may be executed in any number of counterparts and by different parties on different counterparts, but all such counterparts shall together constitute but one agreement. In making proof of this Amendment Agreement, it shall not be necessary to produce or account for more than one such counterpart signed by all the parties hereto.

     IN WITNESS WHEREOF, the parties hereto have executed this Amendment Agreement as of the date first set forth above.


                              BORROWERS:
                              ----------

                              INTERPOOL, INC.

                              By: /s/  Martin Tuchman
                                  -------------------
                                  Title: Chairman/Chief Executive Officer

                              INTERPOOL LIMITED

                              By: /s/ Richard Gross
                                  -----------------
                                    Title: Senior Vice President

                              INTERPOOL FINANCE CORP.

                              By: /s/ Frank Sellier
                                  -----------------
                                      Title: President

                              AGENT:
                              ------

                              *
                                   as Agent for the Banks

                              By: /s/ *
                                  ----------------------
                                    Title:   Vice President

                              BANKS:
                              ------

                              *
                              By: /s/ *
                                  ----------------------
                                    Title:   Vice President

                              *

                              By: /s/ *
                                  -----------------------
                              Title:    Vice President

                              *

                              By: /s/ *
                                  -------------------
                                  Title:     Vice President

                              *
                              By: /s/ *
                                  ---------------------
                              Title:    Vice President



* Confidential Treatment Requested

                              *

                              By:  /s/ *
                                   -------------------
                              Title:    Vice President




* Confidential Treatment Requested

                                    Schedule 1 to the Term Loan Agreement
                                    -------------------------------------

                                               Banks Schedule
                                               --------------


                                           Bank       Interpool,    Interpool   Interpool
                                           Total         Inc.        Limited     Finance
                                                                                   Corp.
ALL BANKS                               $80,000,000   $12,050,000  $28,250,000   $39,700,000

*                                       $20,000,000    $3,012,500   $7,062,500    $9,925,000

*                                       $15,000,000    $2,259,375   $5,296,875    $7,443,750
*
                                        $15,000,000    $2,259,375   $5,296,875    $7,443,750

*                                       $15,000,000    $2,259,375   $5,296,875    $7,443,750

*                                       $15,000,000    $2,259,375   $5,296,865    $7,443,750


* Confidential Treatment Requested





                                                     1-1